Exhibit 10.10

Execution Version

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is entered into as of June 18, 2014 (“Effective Date”) by and between Dimension Therapeutics, Inc., a corporation organized under the laws of the State of Delaware, with offices at 1 Main Street, 13th Floor, Cambridge, MA 02142 (“Dimension”), and Bayer HealthCare LLC, a limited liability company organized under the laws of the State of Delaware, with offices at 455 Mission Bay Blvd South, San Francisco, CA 94158 (“Bayer”).  Dimension and Bayer are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Dimension has been granted exclusive rights by its licensor, ReGenX Biosciences, LLC (“ReGenX”) under certain patents and know-how which have been licensed to ReGenX from its upstream licensors, Glaxo SmithKline (as successor in interest to SmithKline Beecham Corporation, “GSK”) and the Trustees of the University of Pennsylvania (“UPenn”), pertaining to various recombinant adeno-associated virus vectors and their use in gene therapy treatments for hemophilia;

WHEREAS, Dimension has expertise in the research, identification and early stage development of gene therapy treatments in humans;

WHEREAS, Bayer is a leading pharmaceutical company that has technology and expertise in developing and commercializing therapies for human genetic diseases, including hemophilia; and WHEREAS, the Parties desire to enter into a collaboration for the purpose of researching, developing and commercializing adeno-associated virus based gene therapy products for treatment of hemophilia A;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1                               “[…***…] Expense Report” has the meaning set forth in Section 2.5.1.

1.2                               “Affiliate” means any legal entity directly or indirectly controlling, controlled by, or under common control with another entity.  For purposes of this Agreement, an entity shall be deemed to “control” another entity if it owns or controls, directly or indirectly, more than 50% of the outstanding voting securities of such other entity, or has the right to receive more than 50% of the profits or earnings of such other entity, or has the right to control the policy decisions of such other entity.

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1.3                               “Antihemophilic Factor” means the MAA-approved exogenous recombinant antihemophilic factor (i.e., rFVIII) labeled for use in the Field and administered by or on behalf of Bayer, its Affiliates or Sublicensees to a patient for prophylactic and non-interventional purposes.

1.4                               “Biosimilar Treatment” means on a country-by-country basis, a treatment that is introduced in the applicable country in the Territory by an entity other than Bayer or a Sublicensee or their respective Affiliates, which (a) contains or incorporates a therapeutic or prophylactic agent that is the same or equivalent (by FDA, EMA or other applicable Regulatory Authority standards, on a country-by-country basis) to the Licensed GT Product; and (b) has been granted Regulatory Approval by an abridged procedure in reliance in whole or in part on (i) the prior Regulatory Approval in such country of the Licensed GT Product and Licensed Treatment, or (ii) the safety and efficacy data generated for the prior Regulatory Approval for such Licensed Treatment or Licensed GT Product.

1.5                               “Business Day” means a day other than a Saturday, Sunday or any day on which commercial banks located in California, New Jersey, and Massachusetts are authorized or obligated by law to be closed.

1.6                               “Calendar Quarter” means each three-month period or any portion thereof, beginning on January 1, April 1, July 1, and October 1.

1.7                               “Change of Control” means, with respect to a Party (the “Acquired Entity”):

(a)                                 any sale, exchange, transfer, or issuance to or acquisition in one transaction or a series of related transactions by one or more Third Parties of shares representing more than fifty percent (50%) of the aggregate ordinary voting power entitled to vote for the election of directors represented by the issued and outstanding stock of the Acquired Entity or any Affiliate that directly or indirectly controls the Acquired Entity, whether such sale, exchange, transfer, issuance or acquisition is made directly or indirectly, by merger or otherwise, or beneficially or of record;

(b)                                 a merger, consolidation, reorganization, business organization, joint venture or similar transaction under applicable Law of the Acquired Entity with a Third Party in which the shareholders of the Acquired Entity or any Affiliate that directly or indirectly controls the Acquired Entity immediately prior to such transaction do not continue to hold immediately following the closing of such transaction at least fifty percent (50%) of the aggregate ordinary voting power entitled to vote for the election of directors represented by the issued and outstanding stock of the entity surviving or resulting from such transaction; or

(c)                                  a sale or other disposition of all or substantially all of the assets of the Acquired Entity to one or more Third Parties in one transaction or a series of related transactions.

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For purposes of clarity, the term “Change of Control,” with respect to a Party, is not intended to include:  (i) an underwritten public offering of Dimension’s common stock pursuant to a Registration Statement on Form S-1 under the 1933 Act, as amended; or (ii) any sale of shares of capital stock of a Party, in a single transaction or series of related transactions, principally for bona fide equity financing purposes in which such Party issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness of such Party or a combination thereof for the purpose of financing the operations and business of such Party.

1.8                               “Commercialization” or “Commercialize” means any and all activities directed to the marketing, promotion, offering for sale and sale of a pharmaceutical or therapeutic product, both, to the extent permitted by law, before Regulatory Approval has been obtained, and after, and all commercial manufacturing activities, as well as any post-Regulatory Approval clinical trials.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.9                               “Commercially Reasonable Efforts” means:  (a) with respect to Dimension’s obligation under this Agreement to research and develop GT Products in the Field, the level of efforts normally used by a similarly situated biopharmaceutical company in meeting the objective(s) set forth in the Research Plan; and (b) with respect to Bayer’s obligation under this Agreement to Commercialize a Licensed GT Product and Licensed Treatments, the level of efforts and resources normally used by Bayer for a similar product owned or controlled by it of similar market potential at a similar stage in the development or life of such product, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, profitability of the product and other relevant commercial factors.

1.10                        “Compound/Vector” means any gene transfer agent that contains a gene that expresses either (a) the Factor VIII protein, or (b) any variant of the Factor VIII protein (e.g., […***…]).

1.11                        “Confidential Information” means and includes all technical information, inventions, developments, discoveries, software, Know-How, methods, techniques, formulae, animate and inanimate materials, data, processes, finances, business operations or affairs, and other proprietary ideas, whether or not patentable or copyrightable, of either Party that are (a) marked or otherwise identified by the Disclosing Party as confidential or proprietary at the time of disclosure in writing; or (b) if disclosed orally, visually, or in another non-written form, identified by the Disclosing Party as confidential at the time of disclosure; or (c) if not marked as provided in clause (a) or otherwise identified as provided in clause (b), would reasonably be understood by a Third Party receiving such information as being confidential or proprietary in nature.  The Parties acknowledge that (i) the terms and conditions of this Agreement and (ii) the records and reports referred to in Section 6.5 will be deemed the Confidential Information of both Parties, regardless of whether such information is marked or identified as confidential.  In addition, information provided to Bayer pursuant to the provisions of Section 10.2 will be deemed the Confidential Information of Dimension, regardless of whether such information is marked or identified as confidential.  Notwithstanding the foregoing, Confidential Information

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will not include the following, in each case, to the extent evidenced by competent written proof of the Receiving Party:

1.11.1              information that was already known to the Receiving Party other than under an obligation of confidentiality at the time of disclosure by the Disclosing Party;

1.11.2              information that was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

1.11.3              information that became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the Receiving Party in breach of this Agreement;

1.11.4              information that is independently discovered or developed by the Receiving Party without the use of Confidential Information of the Disclosing Party; or

1.11.5              information that was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

1.12                        “Control” or “Controlled” means with respect to any Know-How, Patent Rights or other intellectual property right, that a Party has a license (other than a license granted to such Party under this Agreement) to such Know-How, Patent Rights or other intellectual property right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any agreement or other legally enforceable arrangement with any Third Party.

1.13                        “Controlled Affiliate” means, as to any Party, an Affiliate under the direct or indirect control of such Party, within the meaning of Section 1.2.

1.14                        “Controlling Affiliate” means, as to any Party, an Affiliate that directly or indirectly controls such Party within the meaning of Section 1.2.

1.15                        “Cost Overrun” has the meaning set forth in Section 2.5.3.

1.16                        “Demonstration of Clinical POC” means that the criteria set forth in Exhibit E have been met, as determined by the Parties in accordance with Section 2.11.4.

1.17                        “Dimension Know-How” means any Know-How that (a) is Controlled by Dimension or any of its Controlled Affiliates as of the Effective Date or comes into the Control of Dimension or any of its Controlled Affiliates after the Effective Date and at any time during the term of this Agreement (other than through the grant of a license by Bayer hereunder), (b) is reasonably necessary or useful for the development, manufacture or Commercialization of Licensed GT Products, Licensed Treatments, or for Bayer to perform its obligations under this Agreement, and (c) is neither (i) Sublicensed Know-How, nor (ii) any Manufacturing Technology which is other than […***…] Know-How, and that comes into the Control of

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Dimension under the ReGenX Agreement or another agreement with ReGenX.  “Dimension Know-How” includes but is not limited to all biological, chemical, structure-activity relationship, pharmacological, toxicological, manufacturing, preclinical and clinical information relating to Licensed GT Products or the Compound/Vector used in such product.  For the avoidance of doubt, Dimension Know-How includes Dimension’s interest in the Joint Inventions, but does not include any Patent Rights.  It is expressly understood that, in the event of a Change of Control of Dimension, the Dimension Know-How shall not include any Know-How that is owned or controlled by a Controlling Affiliate and (i) existing prior to the closing of such Change of Control, or (ii) developed by or on behalf of such Controlling Affiliate after such Change of Control without the use of the Dimension Know-How in existence prior to the closing of such Change of Control, or (iii) developed by or on behalf of such Controlling Affiliate after such Change of Control and not directly related to any Licensed GT Product or any Compound/Vector used therein.  It is understood that the burden shall be on Dimension to establish that the foregoing exclusions apply, and such exclusions shall apply only if the Controlling Affiliate remains a separate legal entity to Dimension.

1.18                        “Dimension Manufacturing Patents” means all Patent Rights that (a) are not Sublicensed Patents, (b) come into the ownership or Control of Dimension or its Controlled Affiliates after the Effective Date and during the term of this Agreement (other than through the grant of a license by Bayer hereunder), and (c) claim inventions relating to the process of manufacture of any Licensed GT Product, Licensed Treatment or any Compound/Vector, which inventions were not generated in the conduct of the manufacturing development set forth in the Research Plan, but were generated by or on behalf of Dimension prior to Bayer’s submission of the first MAA for a Licensed GT Product.  It is expressly understood that in the event of a Change of Control of Dimension, the Dimension Manufacturing Patents shall not include any Patent Rights owned or controlled by a Controlling Affiliate and (i) existing prior to the closing of such Change of Control of Dimension, (ii) existing after the closing of such Change of Control and claiming inventions made by or on behalf of such Controlling Affiliate prior to the closing of such Change of Control, (iii) claiming only inventions made after such Change of Control without the use of the Dimension Know-How in existence prior to the closing of such Change of Control, or (iv) claiming only inventions made after such Change of Control and not directly related to the Licensed Treatment, Licensed GT Product or the Compound/Vector used therein.  It is understood that the burden shall be on Dimension to establish that the foregoing exclusions apply, and such exclusions shall apply only if the Controlling Affiliate remains a separate legal entity to Dimension.

1.19                        “Dimension Patents” means all Patent Rights that (a) are not Sublicensed Patents, (b) are not Dimension Manufacturing Patents, (c) are owned or Controlled by Dimension or its Controlled Affiliates as of the Effective Date or that come into the ownership or Control of Dimension or its Controlled Affiliates after the Effective Date and during the term of this Agreement (other than through the grant of a license by Bayer hereunder), and (d) cover (i) the development, use or Commercialization of any Licensed GT Product, Licensed Treatment or any Compound/Vector used therein or (ii) the manufacture of any Licensed GT Product, Licensed Treatment or any Compound/Vector used therein to the extent such Patent Rights cover inventions that were generated in the conduct of the manufacturing development as set forth in the Research Plan.  For the avoidance of doubt, Dimension Patents include Dimension’s interest

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in the Joint Patents.  Dimension Patents as of the Effective Date are listed in Exhibit A.  It is expressly understood that in the event of a Change of Control of Dimension, the Dimension Patents shall not include any Patent Rights owned or controlled by a Controlling Affiliate and (i) existing prior to the closing of such Change of Control of Dimension, (ii) existing after the closing of such Change of Control and claiming inventions made by or on behalf of such Controlling Affiliate prior to the closing of such Change of Control, (iii) claiming only inventions made after such Change of Control without the use of the Dimension Know-How in existence prior to the closing of such Change of Control, or (iv) claiming only inventions made after such Change of Control and not directly related to the Licensed Treatment, Licensed GT Product or the Compound/Vector used therein.  It is understood that the burden shall be on Dimension to establish that the foregoing exclusions apply, and such exclusions shall apply only if the Controlling Affiliate remains a separate legal entity to Dimension.

1.20                        “Disclosing Party” has the meaning set forth in Section 8.1.

1.21                        “Estimated Quarterly Payment” has the meaning set forth in Section 2.5.1.

1.22                        “Existing Licenses” means the GSK Agreement and Penn Agreement.

1.23                        “FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.24                        “Field” means any and all human therapeutic uses to treat and diagnose hemophilia A (and expressly not hemophilia B or any other form of hemophilia other than hemophilia A).

1.25                        “First Commercial Sale” means, on a country-by-country basis (a) the first commercial sale of a Licensed Treatment by Bayer, its Sublicensees or their respective Affiliates to a person or entity who is not Bayer, its Sublicensees or their respective Affiliates in such country after grant of Regulatory Approval in the applicable country or jurisdiction, provided that where such a first commercial sale has occurred in a country for which pricing approval is necessary for widespread sale, then such sale shall not be deemed a First Commercial Sale until such pricing approval has been obtained; or (b) any compassionate use or named patient basis sale in such country, following the date upon which cumulative Net Sales (across all countries in the Territory) received from any compassionate use or named patient program by Bayer, its Affiliate or Sublicensees equals […***…], provided the Licensed Treatment Administration Sales and Licensed Treatment Monitoring Sales with respect to the Licensed GT Products administered pursuant to such programs is greater than the fully loaded costs of such Licensed GT Products.  For the avoidance of doubt, supply of Licensed GT Product as samples or to patients for clinical trials or other similar purposes shall not be considered a First Commercial Sale.

1.26                        “GSK Agreement” means that certain License Agreement entered into between ReGenX and GSK, effective on March 6, 2009, as amended by that certain Amendment to License Agreement dated April 15, 2009, and as amended from time to time.

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1.27                        “GT Product” means:

(a)                                 a pharmaceutical product or medical therapy for repairing, modulating the expression of, or inserting a functional version of, the Factor VIII protein but not any other target or locus, which product or therapy (1) contains or employs at least one Compound/Vector and (2) does not contain or employ any other gene or variant of such gene that is other than the Factor VIII protein or a variant of the Factor VIII protein; or

(b)                                 a pharmaceutical product or medical therapy that contains or employs a human cell or tissue made using a product or therapy described in (a).

1.28                        “IND” means (a) an Investigational New Drug Application as defined in the U.S.  Federal Food, Drug, and Cosmetic Act, as amended, and regulations promulgated thereunder or any successor application or procedure required to initiate clinical testing of a GT Product in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or regulatory jurisdiction other than the United States before beginning clinical testing of the GT Product in humans in such country or regulatory jurisdiction; and (c) all supplements and amendments to any of the foregoing.

1.29                        “Joint Inventions” has the meaning set forth in Section 10.1.

1.30                        “Joint Patents” has the meaning set forth in Section 10.1.

1.31                        “Joint Project Team” or “JPT” has the meaning set forth in Section 4.3.

1.32                        “Joint Research and Development Committee” or “JRDC” means the research and development oversight committee comprised of representatives of Dimension and Bayer, as further described in Section 4.2.

1.33                        “Joint Steering Committee” or “JSC” means the oversight committee comprised of two (2) representatives each of Dimension and Bayer, as further described in Section 4.1.

1.34                        “Know-How” means any and all ideas, information, know-how, data, research results, writings, inventions, discoveries, and other technology (including any proprietary materials), whether or not patentable or copyrightable.

1.35                        “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.36                        “Licensed Back Improvements” means any patentable modifications or improvements developed by Bayer, any of its Affiliates, or any Sublicensees to any vector that is the subject of a claim within the Licensed Patents.

1.37                        “Licensed GT Product” has the meaning set forth in Section 2.11.

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1.38                        “Licensed Know-How” means the Dimension Know-How and the Sublicensed Know-How.

1.39                        “Licensed Patents” means the Dimension Patents and the Sublicensed Patents.

1.40                        “Licensed Technology” means, collectively, the Licensed Patents and the Licensed Know-How.

1.41                        “Licensed Treatment” means any (a) Licensed GT Product in any and all modes of administration, presentations, formulations and dosages, that either (i) the manufacture, use, sale, offer for sale, or import of which is covered by, or which, in the absence of the licenses granted pursuant to this Agreement, would infringe, at least one Valid Claim of a Sublicensed Patent or Dimension Patent, in the country of manufacture, use, sale, offer for sale, or import; or (ii) is generated through the use of Sublicensed Know-How or Dimension Know-How; and/or (b) service with respect to the administration to patients of any Licensed GT Product described in clause (a)(i) or (a)(ii) above in this Section 1.41; and/or (c) service with respect to the monitoring as to the effectiveness or safety in patients of any Licensed GT Product described in clause (a)(i) or (a)(ii) above in this Section 1.41.

1.42                        “Licensed Treatment Administration Sales” means, with respect to a given patient in the Field to whom a Licensed Treatment is administered, the gross amount invoiced by Bayer, its Affiliate or Sublicensee to Third Parties, and recognized in their respective accounting books as income, for the initial administration of such Licensed Treatment to such patient.

1.43                        “Licensed Treatment Monitoring Sales” means, with respect to a given patient in the Field to whom a Licensed Treatment has been administered, the gross amounts invoiced to Third Parties by Bayer, its Affiliates or Sublicensees on or after receipt of the Licensed Treatment Administration Sale, and recognized in their respective accounting books as income, for either services rendered in the monitoring of such patient, and/or the continuing effectiveness of the Licensed GT Product with respect to such patient.

1.44                        “Licensed Treatment Sales” means with respect to a given period, all Licensed Treatment Administration Sales and all Licensed Treatment Monitoring Sales during such period, […***…].  For illustrative purposes only, Exhibit B sets forth examples for calculating Licensed Treatment Sales based on Licensed Treatment Administration Sales, Licensed Treatment Monitoring Sales, and any Post-Administration Antihemophilic Factor administered.

1.45                        “MAA” means either a New Drug Application filed with the FDA as described in 21 C.F.R.  § 314, a Biological License Application (BLA) pursuant to 21 C.F.R.  § 601.2, or any equivalent or any corresponding application in any country or regulatory jurisdiction other than the United States.

1.46                        “Major Market Country” means […***…].

1.47                        “Manufacturing Technology” means any and all Patent Rights, Know-How, and all intellectual property rights associated therewith, and including all tangible embodiments thereof, that are necessary or useful for the manufacture of any Licensed GT Product or

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Compound/Vector used therein, or research or commercial reagents related thereto, including manufacturing processes, technical information relating to the methods of manufacture, protocols, standard operating procedures, batch records, assays, formulations, quality control data, specifications, scale up, any and all improvements, modifications, and changes thereto, and any and all activities associated with such manufacture.  Any and all chemistry, manufacturing, and controls (CMC), drug master files (DMFs), or similar materials provided to regulatory authorities and the information contained therein are deemed Manufacturing Technology.

1.48                        “Net Sales” means, with respect to a given period, the Licensed Treatment Sales made during such period less the following deductions that are directly attributable to Licensed Treatment Administration Sales or, to the extent applicable, any Licensed Treatment Monitoring Sales:

1.48.1              […***…];

1.48.2              […***…] upon the sale of a Licensed GT Product and […***…];

1.48.3              […***…] in connection with the Licensed Treatment Administration Sales;

1.48.4              […***…] of a Licensed GT Product; and

1.48.5              […***…] in connection with Licensed Treatment Administration Sales.

Sales between and among Bayer and its Affiliates or Sublicensees of Licensed GT Products shall be excluded from the computation of Net Sales, except where […***…], but Net Sales shall include […***…].

For the purpose of calculating Net Sales, the Parties recognize that:  (a) […***…]; and (b) in such cases, […***…].

In the event the Licensed GT Product is sold […***…], Net Sales for such […***…].  If, on a country-by-country basis, […***…], then Net Sales will be […***…].  If, on a country-by-country basis, […***…].

[…***…] shall not be considered in determining Net Sales; provided, however, that […***…].

All amounts used to calculate Licensed Treatment Sales shall be applied in accordance with IFRS, […***…].

1.49                        “Operating Plan” has the meaning assigned to it in Section 2.3.1.

1.50                        “Patent Rights” means issued patents and pending patent applications in any country or region, including all provisional, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues,

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reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including supplementary protection certificates.

1.51                        “Penn Agreement” means that certain License Agreement entered into between ReGenX and UPenn, effective on February 24, 2009, as amended by that letter agreement dated March 6, 2009, and as amended from time to time.

1.52                        “Phase II/III Trial” means a human clinical trial of a Licensed GT Product according to 21 C.F.R.  312.21(b) and (c) (or their successor regulations or any equivalent regulation with respect to jurisdictions outside of the United States);

1.53                        “Pivotal Clinical Trial” […***…].

1.54                        “Post-Administration Antihemophilic Factor” […***…].

1.55                        “Proof of Concept Trial” or “POC Trial” means the Phase I human proof of concept trial in patients for a GT Product as set forth in, and conducted pursuant to, the Research Plan.

1.56                        “Prosecute” means preparation, filing, and prosecuting patent applications and maintaining patents, including any reexaminations, reissues, inter party’s reviews, post-grant reviews, oppositions, and interferences.

1.57                        “Receiving Party” has the meaning set forth in Section 8.1.

1.58                        “ReGenX Agreement” means that certain License Agreement entered into between Dimension and ReGenX, effective on October 31, 2013, as amended from time to time.

1.59                        “ReGenX Improvements” means any patent or patent application that meets all of the following criteria:

(a)                                 is directed to any of:  the composition of recombinant adeno-associated virus vectors, methods of use of such vectors, or methods of developing such vectors, but, in each case, only to the extent of such claims; and

(b)                                 is reasonably necessary for any of:  the use, sale, offer for sale, or import of Licensed Products in the Field (as such capitalized terms are defined in the ReGenX Agreement);

provided that “ReGenX Improvements” will not include any Manufacturing Technology.

1.60                        “Regulatory Approval” means, with respect to particular country or territory, the approval of the MAA or similar approval required to sell a Licensed GT Product and/or Licensed Treatment in such country or territory, including, where required by applicable Law, pricing and reimbursement approval.

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1.61                        “Regulatory Authority” means any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction, and includes the FDA in the US and the European Medicines Agency in the EU.

1.62                        “Research Budget” means the budget attached to this Agreement as Exhibit D-3, as may be amended from time to time as provided for in this Agreement, and covering […***…].

1.63                        “Research Plan” means the research plan addressing the activities to be performed by Dimension during the Research Term through completion of the POC Trial, as set forth in Section 2.3, and as such research plan may be amended from time to time.  The Research Plan shall contain (a) a description of the process for identifying the criteria for selecting GT Products as potential clinical candidates, […***…], (b) a description of the specific activities to be performed by Dimension, including the pre-clinical and regulatory work necessary to commence the POC Trial and clinical work necessary for the completion of the POC Trial, (c) the primary and secondary endpoints of the POC Trial, (d) manufacturing / CMC development, and (e) projected timelines for completion of the described activities.

1.64                        “Research Program” means the research collaboration between the Parties, under the direction and oversight of the JRDC, aimed at the discovery of one or more suitable Licensed GT Products for hemophilia A and moving such Licensed GT Products forward to completion of a POC Trial, pursuant to the Research Plan during the Research Term.

1.65                        “Research Term” means the period following the Effective Date for Dimension to conduct and complete the Research Plan, unless earlier terminated as provided under Section 2.2 of this Agreement.

1.66                        “Retained Rights” has the meaning set forth in Section 5.3.

1.67                        “Royalty Term” has the meaning set forth in Section 6.4.2.

1.68                        “Sublicensed Know-How” means any Know-How that (a) is Controlled by Dimension as of the Effective Date or that comes into the Control of Dimension after the Effective Date and during the term of this Agreement, (b) is licensed to Dimension under the ReGenX Agreement, and (c) is reasonably necessary for the use, sale, offer for sale, or import of Licensed GT Products in the Field; provided that “Sublicensed Know-How” will not include any Manufacturing Technology, other than […***…] Know-How, that comes into the Control of Dimension under the ReGenX Agreement and which otherwise meets the foregoing criteria; and provided further that “Sublicensed Know-How” does not include any Patent Rights.

1.69                        “Sublicensed Patents” means (a) the Patent Rights listed in Exhibit A, and (b) all other Patent Rights that cover or claim any Licensed GT Product or Licensed Treatment or component thereof, or use thereof in the Field, and that (i) are Controlled by Dimension as of the Effective Date or that come into the Control of Dimension after the Effective Date and during the

* The specific required criteria known as […***…].

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term of this Agreement, and (ii) are licensed to Dimension under the ReGenX Agreement, provided that “Sublicensed Patents” will not include any claim of a patent or patent application owned or controlled by ReGenX covering any Manufacturing Technology.

1.70                        “Sublicensed Technology” means, collectively, the Sublicensed Patents and Sublicensed Know-How.

1.71                        “Sublicensee” means any Third Party or Affiliate to whom Bayer grants a sublicense of some or all of the rights granted to Bayer under this Agreement as permitted by this Agreement.

1.72                        “Territory” means […***…].

1.73                        “Third Party” means any person or entity other than a Party to this Agreement or Affiliates of a Party to this Agreement.

1.74                        “[…***…] Know-How” means unpatented Know-How that, as of October 30, 2013, (a) is Controlled by ReGenX pursuant to the Existing Licenses or pursuant to ReGenX’s ownership thereof, and (b) is directed […***…]; provided that, notwithstanding the scope of the license grant in Section 5.1(a), any rights granted to Bayer under this Agreement with respect to the […***…] Know-How will be limited to use of such Know-How in the Field.

1.75                        “Valid Claim” means a claim of an issued and unexpired patent (including any patent claim the term of which is extended by any extension, supplementary protection certificate, patent term restoration, or the like) included within the Sublicensed Patents or Dimension Patents or a claim of a pending patent application included within the Sublicensed Patents or Dimension Patents, which has not lapsed, been abandoned, been held revoked, or been deemed unenforceable or invalid by a non-appealable decision or an appealable decision from which no appeal was taken within the time allowed for such appeal of a court or other governmental agency of competent jurisdiction and, in the case of a pending application, that has been pending for less than […***…] years from the priority date of the claim.

ARTICLE 2

RESEARCH AND DEVELOPMENT PROGRAM

2.1                               Collaboration Overview.  Dimension and Bayer shall collaborate for the purpose of researching and developing, until conclusion of a POC Trial to be conducted by Dimension of at least one GT Product for use in the Field based initially on the […***…] vector, which Bayer shall, post POC Trial, have the exclusive right to further develop, seek Regulatory Approval for, and if successful, Commercialize in the Territory.  To that end, under the oversight of the JSC and JRDC, Dimension will be responsible for performing those research and development activities set forth in the Research Plan, and subject to any limitations set forth in Section 2.5, Bayer shall fund Dimension’s efforts under the Research Plan in accordance with the Research Budget.  Following completion of the POC Trial, Bayer will be solely responsible, at its own

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cost, for performing all further development and Commercialization activities for each Licensed GT Product in the Field and in the Territory.

2.2                               Responsibilities of the Parties during the Research Term.

2.2.1                     During the Research Term and subject to the oversight of the JRDC, Dimension shall be solely responsible for carrying out the tasks, until completion of and including the conduct of the POC Trial, as set forth in the Research Plan.  Dimension shall use Commercially Reasonable Efforts in the performance of its obligations under the Research Plan during the Research Term.  Upon request by Dimension, Bayer shall provide reasonable consulting and technical support in order to assist Dimension in carrying out its Research Program obligations.  Bayer shall pay the costs and expenses described in the Research Budget as provided in Section 2.5.

2.2.2                     Notwithstanding the foregoing, (a) to the extent the data from any studies conducted prior to the conduct of the POC Trial, or the requirements of any Regulatory Authority, result in the Parties mutually agreeing, through the JSC, to terminate early the Research Plan (and not to proceed under Section 2.11.2), or (b) where Dimension, as the holder of the IND, is required by Regulatory Authorities in the U.S.  or E.U.  to terminate the further clinical development of all Licensed GT Products (provided that Dimension has exerted Commercially Reasonable Efforts to modify the Research Plan (consistent with Section 2.3.2) to comply with the requirements of Regulatory Authorities), the Parties shall not proceed under Section 2.11.2, and the Research Term will terminate early and the Parties will agree to wind up the conduct of the activities under the Research Plan in an orderly fashion.

2.3                               Research Plan, Research Budget, and Operating Plans.

2.3.1                     Plans.  The overall Research Plan is set forth in Exhibit D-1 and the Research Budget is set forth in Exhibit D-3.  Within […***…] after the Effective Date, or longer as agreed by the Parties, the Parties shall develop and finalize a detailed operating plan for carrying out the activities set forth in the Research Plan over the ensuing […***…], which such operating plan shall contain the description, time-line and portion of the Research Budget covering such activities (the “Operating Plan”).  Such Operating Plan shall be consistent with the terms of this Agreement, the Research Plan and the Research Budget and shall be attached hereto as Exhibit D-2 and form a part of this Agreement.  In the event of an inconsistency between the Research Plan, Operating Plan and this Agreement, the terms of this Agreement will prevail and in the event of an inconsistency between the Research Plan and an Operating Plan, the terms of the Research Plan will prevail, unless otherwise agreed in writing by the Parties.

2.3.2                     Amendments and Revisions to Operating Plan and Research Plan.  During the Research Term, (a) Dimension shall provide the JRDC with […***…] written reports describing the progress made against the goals set forth in the Operating Plan, and (b) the JRDC shall on a […***…] basis review and update the Operating Plan, and make necessary amendments (including any increase in the Research Budget) for the Research Plan activities to be covered in the upcoming […***…], consistent with Sections 2.3.3, 2.3.4, and 2.3.5.  On […***…] basis, the JRDC shall review and update as needed the then-current Research Plan.

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Any amendments or modifications to the Research Plan and any Operating Plan shall require the approval of the JRDC (and the JSC, as applicable) and shall be subject to the applicable terms of this Agreement, and the JRDC shall be required to formally document updates to the Research Plan and Operating Plan as part of the agreed upon and accepted minutes of the […***…] meetings of the JRDC.

2.3.3                     Minor Amendments to the Research Budget.  In the course of its […***…] review of the Operating Plan, either Party may propose to the JRDC amendments to the then-current annual Research Budget associated with such Operating Plan, to reflect actual costs or minor changes to the Research Plan, and the terms of Section 4.1.4 shall apply to any final decision related to such amendment; provided, however, that if any such proposed amendment to the Research Budget causes the then-current annual Research Budget to increase by more than […***…], such amendment to the Research Budget shall require the unanimous approval of the JSC in accordance with Section 2.3.4.

2.3.4                     Major Amendments to the Research Budget.  The Parties agree and acknowledge that (a) the Research Budget as of the Effective Date represents the good faith estimate of the Parties as to the costs of the activities set forth in the Research Plan, and the extent of activities to be included within the Research Plan itself, (b) subject to Section 2.3.5, such Research Budget is based upon certain assumptions, including but not limited to regulatory requirements, pre-clinical testing, manufacturing requirements, and clinical development activities, as such assumptions are further set forth in Exhibit D-3; and (c) changes to the Research Plan likely will be required where any material changes to such assumptions and/or the activities to be conducted under the Research Plan are agreed upon by the Parties.  Accordingly, the Parties agree that any increase to the Research Budget of more than […***…], shall require the unanimous approval of the JSC, and that unless and until such approval is obtained (i) […***…] shall not be obligated to fund any amount over the expense caps set forth in the then-current agreed upon Research Budget; and (ii) […***…] shall not be required to undertake any activities that are not funded fully by the then-current agreed upon Research Budget due to a change in assumptions underlying such activities and their associated costs, or due to any expansion of the scope or nature of any such activity.

2.3.5                     Assumptions in the Research Budget.  In addition to any amendments to the Research Budget permitted under Section 2.3.3 or 2.3.4, on […***…] basis through the JRDC, the Parties shall in good faith review the assumptions in the then-current Research Budget and make any appropriate adjustments to such assumptions.  Such adjustments by the Parties will at a minimum take into account:  any changes in regulatory requirements that may impact clinical development activities, including but not limited to, the number of patients and duration of treatment of the clinical studies set forth in the Research Plan, or the cost per patient; and any unanticipated issues in manufacturing process development.  The JRDC shall formally document any such updates to the assumptions in the Research Budget as part of the agreed upon and accepted minutes of the […***…] meetings of the JRDC, and shall prepare and approve a revised Research Budget reflecting such agreed upon revised assumptions.

2.3.6                     Uncertainty Regarding Certain Costs.  The Parties recognize that, notwithstanding Sections 2.3.4 and 2.3.5, significant uncertainty exists as of the Effective Date

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with respect to the good faith estimate and assumptions in the Research Budget regarding (a) costs associated with clinical process transfer and manufacturing of clinical supplies by Dimension’s contract manufacturer, and (b) costs for the conduct of the POC Trial, and the Parties agree to use good faith efforts to manage and provide for such costs including prompt adjustments to the Research Budget as necessary once greater clarity regarding such costs is obtained.  The provisions of Section 2.3.4 shall apply if such adjustments result in the Research Budget increasing by more than […***…].

2.4                               Subcontractors.  Dimension may engage any consultant, subcontractor, or other vendor conducting Dimension’s obligations under the Research Plan (each, a “Subcontractor”) to perform any work under the Research Program; provided that all such engagements and any contracts related to such engagements are subject to prior approval by the JRDC, to the extent not already approved as part of and named within the Research Plan or any Operating Plan.  Such contracts shall include provisions, including intellectual property provisions, adequate for Bayer to enjoy the licenses granted hereunder as though Dimension had performed the contracted work.  To facilitate approval by the JRDC, Dimension shall identify each Subcontractor, the activities proposed to be performed by such Subcontractor and the budget for such activities.  The JRDC in its discretion may request a copy of the proposed contract with the Subcontractor prior to approving such contract.  Dimension shall be solely responsible for the management of its permitted Subcontractors.  Any agreement with a permitted Subcontractor pertaining to the Research Program shall be consistent with the provisions of this Agreement.  Dimension shall ensure that no consultant, subcontractor or other vendor it instructs in connection with the Research Plan is or has been debarred by the FDA (or other Regulatory Authority outside the US) pursuant to its authority under Sections 306(a) and (b) of the U.S.  Food, Drug, and Cosmetic Act (21 U.S.C.  §335(a) and (b)) (or analogous provisions outside the US), or is the subject of any investigation or proceeding which may result in such debarment by the FDA (or other Regulatory Authority in countries outside the US).

2.5                               Funding of Research.

2.5.1                     Payment to Dimension.  […***…] Dimension will estimate the total costs and expenses expected to be incurred during such […***…] in performing the activities under the Research Plan, which estimate will be consistent with the applicable Operating Plan and Research Budget.  Dimension will then provide an invoice to Bayer […***…], which invoice shall be for […***…] costs and expenses expected to be incurred for such […***…].  Bayer will pay such invoice (an “Estimated […***…] Payment”) within […***…] of receipt.  Within […***…] following the end of each […***…], Dimension will provide Bayer with a report containing an account of tasks actually performed and the costs and expenses actually incurred during such […***…] (the “[…***…] Expense Report”).  Such report will specify in reasonable detail all costs and expenses incurred during such […***…] and an invoice for such costs and expenses shall accompany the […***…] Expense Report.  Bayer shall pay such invoices within […***…] of their receipt by Bayer.  The foregoing mechanism will be used, with appropriate adjustments, in respect of calendar year 2014, with the initial estimated total costs and expenses expected to be incurred during the remainder of 2014, together with invoice, submitted by Dimension within […***…] of the Effective Date.

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Invoices will be sent to Bayer at the following address:

Bayer HealthCare
Pharma West Coast
Attn:  Frederick Roepke
PO Box 416
Pittsburgh PA 15230 USA .

2.5.2                     Annual True-Up.  Within […***…] of the end of the applicable […***…] the Parties will reconcile the costs and expenses set forth in […***…] Expense Reports presented by Dimension in respect of the applicable […***…] (“Total Actual Expenses”) with the sum of the costs and expenses paid by Bayer in respect of the first […***…] Expense Reports plus the Estimated […***…] Payment (“Actual Plus Estimated Expenses”).  If the Parties determine that the Actual Plus Estimated Expenses exceed Total Actual Expenses, then the amount of such excess will be credited against the amount due by Bayer in respect of the first […***…] of the following […***…] (or, if no such payment is anticipated, refunded by Dimension to Bayer within […***…] of such determination).  If the Parties determine that Total Actual Expenses exceed Actual Plus Estimated Expenses, but that such actual costs and expenses are nonetheless within […***…] of the then-current Research Budget for the applicable […***…], then Bayer will include the excess amount owed to Dimension with the amount due by Bayer in respect of the first […***…] of the next […***…] (or, if no such payment is anticipated, paid by Bayer to Dimension upon receipt of an invoice under the following payment timing terms:  if the invoice is received by Bayer at the above address prior to […***…], then payment shall be made by the […***…] in which the invoice was received.  If the invoice is received by Bayer at the above address after the […***…], then the payment shall be made by the […***…] in which the invoice was received).

2.5.3                     Cost Overruns.  If the Parties determine that Total Actual Expenses exceed Actual Plus Estimated Expenses, and such Total Actual Expenses are greater than […***…] of the then-current Research Budget for the applicable […***…] (such excess over such percentage, a “Cost Overrun”), then Bayer shall have no obligation to pay the Cost Overrun unless Dimension obtains Bayer’s consent.  If consent is provided, Bayer will pay the excess amount to Dimension; provided, however, if at the conclusion of the Research Plan, the actual amount expended by Bayer, including the Cost Overruns, is greater than the overall cap set forth in the then-current Research Budget, Dimension shall reimburse Bayer the amount of such Cost Overruns in excess of such cap within […***…] of receipt by Dimension of the next Milestone Payment stated in Section 6.2, if such Milestone Event is achieved.  In addition, Dimension agrees that where it anticipates during a given […***…] that its actual costs and expenses will likely result in a Cost Overrun for such […***…], Dimension will give notice promptly to Bayer of such anticipated Cost Overrun.  […***…].

2.5.4                     Expense Records.  Dimension shall maintain complete and accurate books, records and accounts used for the determination of all costs and expenses incurred in connection with the performance of its obligations under the Research Plan and in accordance with the Research Budget, in sufficient detail to confirm the accuracy of any payments required under this Agreement, which books, records and accounts will be retained by Dimension for

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[…***…] after creation thereof, or longer as is required by applicable Law.  Such books, records and accounts shall be kept in accordance with Dimension’s then-current accounting procedures.  Bayer shall have the right, during normal business hours and upon reasonable advance notice, to review and copy all such records maintained by Dimension.

2.5.5                     Currency.  All payments made under this Section 2.5 will be payable in US Dollars.

2.6                               Bayer’s Expenses.  Bayer shall be solely responsible for its own costs and expenses incurred in conducting any activities under the Research Plan or otherwise in support of the Research Program.

2.7                               Pre-Clinical and Clinical Supplies.  As part of the Research Plan, Dimension shall be responsible for manufacturing or having manufactured sufficient supplies of GT Products and any Compounds/Vectors needed in the conduct of its activities under the Research Plan.

2.8                               Regulatory Matters.  Dimension shall be responsible for, and shall compile, submit and have ownership of, all INDs for any GT Product or component thereof, necessary in order to conduct its activities under the Research Plan, including the POC Trial.  Dimension shall provide to Bayer a copy of all written substantive communications from and with any Regulatory Authority involving a regulatory submission for a GT Product or any Compound/Vector or any other component thereof sufficiently in advance, where feasible, to enable Bayer to have a meaningful opportunity to provide input on the content of such submission and, if requested by Bayer, to participate in scientific advice meetings with the Regulatory Authority related to the GT Product.  Following the conduct of the POC Trial and a GT Product becoming a Licensed GT Product, Dimension shall assign and transfer to Bayer, at Bayer’s expense, any and all such INDs.  Any orphan designation for the Licensed GT Product and/or the Field for which Dimension has filed or intends to file an IND will be in the name of Bayer or one of its Affiliates.

2.9                               Materials.  To facilitate the conduct of the Research Plan activities, either Party may provide to the other Party, free of charge, certain biological materials or chemical compounds owned by or licensed to the supplying Party for use by the other Party (such materials or compounds and any progeny and derivatives thereof, collectively, “Materials”).  All such Materials shall remain the sole property of the supplying Party, shall be used only in the fulfillment of obligations or exercise of rights under this Agreement and solely under the control of the receiving Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, unless expressly agreed.

2.10                        Research Records and Reports.  Dimension shall maintain complete, current and accurate records and laboratory notebooks of all activities it conducts under the Research Program, and all data and other information resulting from such activities.  Such records shall reflect all work done and results achieved in the performance of the Research Program in good scientific manner (including in accordance with applicable GLP, GMP and GCP, where appropriate in conformance with the Research Plan) as appropriate for regulatory and patent

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purposes.  Bayer shall have the right, during normal business hours and upon reasonable advance notice, to review and copy all such records maintained by Dimension and to obtain access to the originals to the extent necessary or useful for regulatory and patent purposes.

2.11                        Licensed GT Products; Demonstration of Clinical POC.

2.11.1              Designation.  The Parties intend that during the Research Term and under the Research Plan, Dimension will discover and develop […***…] GT Produc[…***…] and complete a POC Trial for […***…] GT Product, which […***…] GT Product, upon completion (successful or not) of such POC Trial, shall be deemed a “Licensed GT Product” after which point, Bayer’s licenses set forth in Section 5.1 shall apply, and Bayer shall have sole responsibility for further development, manufacture and Commercialization of such Licensed GT Product.

2.11.2              Failure to Achieve POC.  In the event […***…] Licensed GT Product is the subject of a POC Trial, but fails to achieve Demonstration of Clinical POC (as determined pursuant to Section 2.11.4), at Bayer’s discretion and request, the Parties shall amend the Research Plan and Research Budget to add activities to identify and develop […***…] GT Product and conduct a POC Trial for such […***…] GT Product (the “Backup Product”) and as needed, extend the then-current Research Term to conduct such activities.  Such Backup Product, upon completion of its POC Trial, shall also become a Licensed GT Product, subject to the license grants set forth in Section 5.1, and the Parties shall determine if such Backup Product achieves Demonstration of Clinical POC pursuant to Section 2.11.4.

2.11.3              Follow On Products.  If notwithstanding Demonstration of Clinical POC for […***…] Licensed GT Product or […***…] Backup Product, Bayer requests, at any time prior to Bayer’s submission of the first MAA for a Licensed GT Product, that an additional GT Product also be identified and made the subject of an additional POC Trial, the Parties shall discuss in good faith such request, and if mutually agreed, shall either modify the then-current Research Plan and Research Budget to include such activities or (if no Research Plain remains in place) agree a new Research Plan and Research Budget, and […***…], and as necessary the Parties shall extend the Research Term reinstate a Research Term to accommodate such activities, and any such additional GT Product as to which such an additional POC Trial is conducted would be deemed also a Licensed GT Product and subject to Bayer’s license grants set forth in Section 5.1.

2.11.4              Determination of Demonstration of Clinical POC.  The process for determining achievement of Demonstration of Clinical POC for a Licensed GT Product shall be as set forth in this Section 2.11.4.  Following completion of the POC Trial for the Licensed GT Product (or, if applicable, the Backup Product), Dimension will present the results of such trial, and all other relevant data, to the JSC and the JSC will act in good faith to apply the criteria set forth in Exhibit E to such data and results and determine if such criteria for Demonstration of Clinical POC have been met.  If the JSC determines that such criteria have been met, then Demonstration of Clinical POC will be deemed to have been achieved and Dimension will invoice Bayer for the applicable milestone payment as set forth and in accordance with Section 6.2.  If the JSC determines that such criteria in Exhibit E have not been met with respect to the

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initial Licensed GT Product then the Parties may proceed in accordance with Section 2.11.2.  In the event of any disagreement within the JSC on the application of the criteria set forth in Exhibit E, and/or whether Demonstration of Clinical POC has been achieved, the Parties shall within […***…] of the meeting of the JSC in which it was unable to so determine such achievement, identify and appoint a mutually agreed upon independent industry expert (the “Expert”).  In such case, each Party shall provide the Expert with the relevant data as well as a briefing document setting forth specific detailed reasons underlying such Party’s position, and the Expert shall within an additional […***…] following his appointment, apply the criteria and make the determination, in a writing stating his reasons for such position, of whether Demonstration of Clinical POC has been achieved, which determination shall be final and binding on the Parties.  All costs associated with identifying and utilizing such Expert shall be borne equally by the Parties.  Following a positive determination by the Expert that Demonstration of Clinical POC has been achieved, Dimension will invoice Bayer for the applicable milestone payment as set forth and in accordance with Section 6.2.  For the avoidance of doubt, in determining the achievement of Demonstration of Clinical POC hereunder, either by the JSC or the Expert, the criteria stated in Exhibit E shall be strictly applied and shall not be modified in any way.  No opinion as to materiality or relevance of any of the results or data (including their applicability to any particular patient) shall replace or modify the specific figures and other criteria expressly stated in Exhibit E.  Furthermore, the Expert shall make his decision based on the data and briefing documents submitted to him.  If he is unable to make a decision without additional information or data, Demonstration of Clinical POC will be deemed not to have been achieved.

2.12                        Transfer of Technology.  Promptly after completion of the POC Trial, Dimension shall, […***…], conduct all necessary technology transfer (including Materials) to Bayer as reasonably necessary for Bayer to practice the licenses granted under Section 5.1 with respect to such Licensed GT Product.

2.13                        Completion of the POC Trial.  Wherever used in this Agreement the expression “completion of the POC Trial” shall occur when data base is locked per protocol, which means that all CRFs have been entered and audit has cleared all those entries.

ARTICLE 3

LATER STAGE DEVELOPMENT AND COMMERCIALIZATION

3.1                               General Responsibilities.  Following completion of the POC Trial with respect to a Licensed GT Product, Bayer shall be solely responsible for (i) the planning and conduct of all later development of such Licensed GT Product in the Field in the Territory, (ii) all regulatory submissions and approvals (including all INDs and MAAs) for such Licensed GT Product and interactions with regulatory authorities, (iii) the selection of the countries in the Territory in which Bayer will pursue and maintain Regulatory Approvals, including at a minimum the U.S.  and at least […***…] Major Market Countr[…***…]; and (iv) Commercialization of such Licensed GT Product in the Territory, all at its sole expense.

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3.2                               Development Activities.

3.2.1                     Bayer’s Efforts.  Following completion of the POC Trial with respect to a Licensed GT Product, Bayer, itself or through one or more Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to conduct a Pivotal Trial and such other clinical development activities as are required to obtain Regulatory Approval in the U.S.  and at least […***…] Major Market Countr[…***…] in the Territory for the Licensed GT Product.  Bayer shall ensure that no consultant, subcontractor or other vendor it instructs in connection with such development is or has been debarred by the FDA (or other Regulatory Authority outside the U.S.) pursuant to its authority under Sections 306(a) and (b) of the U.S.  Food, Drug, and Cosmetic Act (21 U.S.C.  §335(a) and (b)) (or analogous provisions outside the U.S.), or is the subject of any investigation or proceeding which may result in such debarment by the FDA (or other Regulatory Authority in countries outside the U.S.).

3.2.2                     Regulatory Submissions and Approvals.  Bayer shall be solely responsible for filing for and shall own all Regulatory Approvals and submissions therefor.  To the extent permitted by applicable Laws, Bayer shall permit Dimension to attend in an observatory capacity only all meetings with Regulatory Authorities in the U.S., to the extent related to a Licensed GT Product, including, but not limited to, all in-person meetings and all telephone conferences.

3.2.3                     Updates.  Bayer shall update the JSC on its progress in obtaining Regulatory Approval of the Licensed GT Product, including providing to the JSC in advance of its meeting a written summary (which may be in presentation style) that includes sufficient detail for Dimension’s representatives to understand the activities planned by Bayer and Bayer’s anticipated timelines for performing such activities, and any material interactions with Regulatory Authorities.  In addition, each Party shall immediately notify the other of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including a Regulatory Authority, that may materially affect the development, manufacturing, Commercialization or regulatory status of a Licensed GT Product.

3.2.4                     PV Agreement.  If requested by Bayer the Parties will enter into an Agreement setting forth the specific procedures to be used by the Parties to coordinate the investigation and exchange of reports of adverse drug experiences and product complaints with respect to Licensed GT Products to ensure timely communication to Regulatory Authorities and compliance with Laws.

3.3                               Commercialization.

3.3.1                     Responsibilities.  Bayer will have the exclusive right to conduct, and be solely responsible for, all aspects of the Commercialization of Licensed GT Products in the Field in the Territory, including:  (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable governmental authorities regarding the price and reimbursement status of Licensed GT Products; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; and (f) providing customer support, including handling medical queries, and performing other related functions.  As between the Parties, Bayer shall bear all of its costs and expenses incurred in connection with such Commercialization activities.

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3.3.2                     Compliance.  Bayer shall be responsible for conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of Licensed GT Products and/or Licensed Treatments in the Territory.

3.4                               Manufacturing Assistance.  From and after completion of the POC Trial, Bayer shall be responsible for the manufacture of the Licensed GT Products for clinical or commercial use, including any process development and scale up.  Notwithstanding the foregoing, in sufficient advance of any Phase II/III Trial by Bayer (including prior to completion of the POC Trial), Dimension and Bayer shall meet and discuss and, if Bayer considers it appropriate, engage ReGenX and any other necessary Third Parties for purposes of developing processes necessary to enable Bayer’s commercial manufacturing of the Licensed GT Product for use in the Field.

ARTICLE 4

GOVERNANCE

4.1                               Joint Steering Committee.

4.1.1                     Formation and Dissolution.  The JSC shall be formed as soon as possible, but no later than […***…] following the Effective Date of this Agreement and, unless otherwise agreed by the Parties, shall dissolve at the time of initial Regulatory Approval in the U.S., or earlier should Dimension elect to discontinue the JSC following Demonstration of Clinical POC.  The JSC shall be comprised of […***…] representatives from each Party.  If mutually agreed by the JSC members on a case-by-case basis, the JSC may invite other non-members to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC.  Each Party may substitute its representative from time-to-time effective only upon the consent of the other Party, not to be unreasonably withheld.  The JSC shall have no permanent chairman.

4.1.2                     Responsibilities.  The JSC shall be responsible for overseeing the overall collaboration established under this Agreement, and to that end, for (i) creating and maintaining a collaborative work environment within and among the Parties, and (ii) addressing any disputes as they may arise in the JRDC and (iii) determining whether Demonstration of Clinical POC has been achieved, and (iv) unless otherwise specified, serving as the initial point of contact to resolve any disputes between the Parties.  The JSC will have solely the powers assigned to it in this Article 4 and elsewhere expressly in this Agreement, and will not have any power to amend, modify, or waive compliance with this Agreement.

4.1.3                     Meetings.  The JSC shall meet in person or by teleconference not less than […***…] during the Research Term, and thereafter, once […***…] until dissolution.  Meetings of the JSC shall be alternately hosted by the Parties on such dates and at such times, places and format (i.e.  whether the meeting will be in person or by teleconference) as agreed to by the members of the JSC; provided, that at least one meeting in each calendar year during the Research Term shall be in person.  Dimension shall host the first meeting of the JSC at a mutually agreeable time and place no later than […***…] from the Effective Date of this

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Agreement.  Each Party shall be responsible for all its own expenses relating to attendance at or participation in JSC meetings.  The representatives shall alternate acting as chairman of each meeting, and in that capacity shall be responsible for sending out in advance the agenda for any such meeting and minuting the results of such meeting for review and approval within […***…] after each JSC meeting.  Such minutes shall be deemed approved unless one or more members of the JSC objects to the accuracy of such minutes within […***…] of receipt.  For the avoidance of doubt, the chairman shall have no casting vote.  Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting.

4.1.4                     Decision-Making.  The JSC will strive to reach consensus in all decisions before it.  The representative from each Party will have one (1) vote on behalf of that Party.  The representatives serving on the JSC shall use good faith efforts to seek consensus in the JSC’s decision making process and to make decisions that are consistent with the then existing Operating Plan and Research Plan.  In the event such consensus is not obtained within […***…] of the JSC reviewing and discussing an issue, (a) until completion of the POC Trial Dimension’s representative shall have final say with respect to any decision involving any amendment to, or the conduct of any activities under, the Research Plan, Research Budget, or any Operating Plan; provided that Dimension’s representatives shall not have the right in the exercise of such final say to amend, revise or extend the Research Plan or Research Budget in a manner that (i) changes the primary and secondary endpoints of the POC Trial; (ii) imposes any material additional obligations on Bayer or (iii) results in any Cost Overrun or increases the overall Research Budget by more than […***…] of the then-current Research Budget; and (b) […***…] representative shall have the final say with respect to any decision involving development activities as outlined in Section 3.2, or Commercialization as outlined in Section 3.3, or any manufacture of Licensed GT Products following completion of the POC Trial.  For clarity, the determination of whether Demonstration of Clinical POC has been achieved for a Licensed GT Product will be in accordance with Section 2.11.4.  Following Demonstration of Clinical POC the JSC will function primarily as an information exchange forum and the existence of the JSC and Bayer’s participation therein does not affect any decision-making discretion or right that Bayer otherwise possesses under this Agreement,

4.2                               Joint Research and Development Committee.

4.2.1                     Formation.  The Parties shall form a Joint Research and Development Committee as soon as possible after the Effective Date, but no later than […***…] following the Effective Date of this Agreement.  The JRDC shall be comprised of an equal number of representatives from each Party.  If mutually agreed by all JRDC members, the JRDC may invite non-members (including ReGenX personnel) to participate in the discussions and meetings of the JRDC, provided that such participants shall have no voting authority at the JRDC.  Each Party shall notify the other Party in writing of its initial representatives to the JRDC within […***…] after the Effective Date, and may substitute one or more representatives from time-to-time effective upon written notice to the other Party, provided that such representatives are suitably qualified and experienced for the tasks and responsibilities to be fulfilled.  A designated representative of Dimension will be the chairman of the JRDC, and in such capacity, he/she shall be responsible for setting the agenda for meetings of the JRDC, with input from the other

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members, and for conducting the meetings of the JRDC.  Except as stated above the chairman will have no casting vote.

4.2.2                     Responsibilities.  The JRDC shall be responsible for oversight of the conduct of research and development under the Research Plan during the Research Term.  In addition to the foregoing general responsibilities, the JRDC shall in particular:

(a)                                 Review, discuss and approve any proposed Operating Plan or the Research Budget and timelines in the Research Plan and under each Operating Plan, or amendments thereto,

(b)                                 manage the overall strategy for the research and development of potential Licensed GT Products under the Research Plan

(c)                                  prioritize GT Products for further research and development under the Research Plan,

(d)                                 determine criteria to be set forth in the Research Plan for selection of a development candidate with respect to a GT Product, and whether such criteria have been met,

(e)                                  make decisions on whether and how to continue activities under the Research Plan at each decision point set forth in such Research Plan, based on the then-available data and results and consistent with the criteria set forth in such Research Plan,

(f)                                   oversee Dimension’s efforts to obtain any and all requisite INDs with respect to any development candidate GT Products,

(g)                                  perform such other functions as appropriate to further the purposes of the Research Program, as expressly set forth in this Agreement or as determined by the Parties in writing,

(h)                                 be responsible for ensuring the submission of clinical trial information by Dimension, as sponsor, to relevant public databases (e.g.  ClinicalTrials.gov) when legally required and ensuring consistency between all postings.  In addition (and at a minimum), the JRDC will ensure compliance with the requirements of the latest version of “Joint Position on the Disclosure of Clinical Trial Information via Clinical Trial Registries and Databases” as defined by IPFMA, PhRMA, EFPIA, and JAMA will be followed for all trials globally; and

(i)                                     agree on a publication strategy based on the Parties’ normal practices and policies.

The JRDC will have solely the powers assigned to it in this Article 4 and elsewhere expressly in this Agreement, and will not have any power to amend, modify, or waive compliance with this Agreement.

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4.2.3                     Meetings.  The JRDC shall meet at least […***…] per Calendar Quarter, unless the Parties mutually agree in writing to a different frequency for such meetings.  Either Party may also call a special meeting of the JRDC (by videoconference or teleconference) by at least […***…] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the JRDC, no later than […***…] prior to the special meeting, with materials reasonably adequate to enable an informed decision.  No later than […***…] prior to any meeting of the JRDC, the chairperson of the JRDC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting.  The JRDC may meet in person, by videoconference or by teleconference, provided, however, at least […***…] shall be in person unless the Parties mutually agree in writing to waive such requirement in lieu of a videoconference or teleconference.  In-person JRDC meetings shall be held at locations alternately selected by Dimension and by Bayer.  Each Party shall bear the expense of its respective JRDC members’ participation in JRDC meetings.  Meetings of the JRDC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting.  The chairperson of the JRDC shall be responsible for preparing reasonably detailed written minutes of all JRDC meetings that reflect, without limitation, all material decisions made at such meetings.  The JRDC chairperson shall send draft meeting minutes to each member of the JRDC for review and approval within […***…] after each JRDC meeting.  Such minutes shall be deemed approved unless one or more members of the JRDC objects to the accuracy of such minutes within […***…] of receipt.

4.2.4                     Decision-Making.  The JRDC will strive to reach consensus in all decisions before it.  The representatives from each Party will have, collectively, one (1) vote on behalf of that Party.  The representatives serving on the JRDC shall use good faith efforts to seek consensus in the JRDC’s decision making process.  In the event such consensus is not obtained within […***…] of the JRDC reviewing and discussing an issue, the matter may be referred by either Party to the JSC for resolution, in which forum Dimension’s representatives shall have the final say with respect to such decision or dispute; provided that Dimension’s representatives shall not have the right in the exercise of such final say to amend, revise or extend the Research Plan in a manner that (i) imposes any material additional obligations on […***…] or (ii) results in any Cost Overrun.

4.2.5                     Discontinuation of the JRDC.  The JRDC shall continue to exist until the first to occur of (a) expiration of the Research Term, or (b) the Parties mutually agreeing to disband the JRDC.  After the JRDC is disbanded, any decisions previously within its purview shall be decisions between the Parties, but governed by the decision making rules set forth in Section 4.2.4 as they apply to a Party’s representatives on the JRDC.

4.3                               Joint Project Team.  Within […***…] following dissolution of the JSC, the Parties agree to form a joint project team (the “Joint Project Team” or “JPT”).  The JPT’s purpose will be to facilitate the exchange of information with respect to (a) the commercialization, including reimbursement strategies, regarding the Licensed GT Product and Licensed Treatment and Dimension’s gene therapy products, in particular, in the field of Hemophilia B, and (b) the continued clinical development of the Licensed GT Product post

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Regulatory Approval.  The JPT shall meet at least every […***…] either telephonically or in person, unless the Parties mutually agree in writing to a different frequency for such meetings.  For clarity, the JPT functions primarily as an information exchange forum and does not affect any decision-making discretion or right that Bayer otherwise possesses under this Agreement.

4.4                               Alliance Manager.  Each of Dimension and Bayer shall appoint a representative who possesses a general understanding of clinical, regulatory, manufacturing and marketing issues to act as its Alliance Manager (“Alliance Manager”).  Each Alliance Manager will be responsible for:

(a)                                 coordinating the various functional activities of Dimension and Bayer, as described in this Agreement;

(b)                                 providing single-point communication for seeking consensus both within the respective Party’s organization and with the other Party’s organization regarding key issues, as appropriate, including facilitating review of external corporate communications; and

(c)                                  identifying and raising cross-Party and/or cross-functional disputes to the appropriate committee or management in a timely manner.

ARTICLE 5

LICENSE GRANT; EXCLUSIVITY; NEGOTIATION RIGHTS

5.1                               License Grant.  Subject to the terms and conditions of this Agreement, including the Retained Rights, Dimension hereby grants to Bayer (a) an exclusive (even as to Dimension), sublicensable (as provided in Section 5.6 only), non-transferable (except as provided in Section 13.2), royalty-bearing license, under the Licensed Technology to make, have made, use, administer, monitor, import, sell, and offer for sale Licensed GT Products and Licensed Treatments, solely in the Field; and (b) a non-exclusive, sublicensable, non-transferable (except as provided in Section 13.2), […***…] license under Dimension Manufacturing Patents to manufacture or have manufactured Licensed GT Product, Licensed Treatment or any Compound/Vector used therein, solely in the Field.

5.2                               Upstream Retained Rights for Hemophilia A.  Notwithstanding the licenses granted in Section 5.1, Bayer acknowledges and agrees that, ReGenX’s direct and indirect licensors retain the following rights:  to the extent any Sublicensed Technology pertains to recombinant adeno-associated virus serotype 8, an exclusive, sublicensable right to make, have made, use, sell, offer for sale, and import products for the treatment of hemophilia A.

5.3                               Other Retained Rights.  Except for the rights and licenses specified in Section 5.1, no license or other rights are granted to Bayer under any intellectual property of Dimension or ReGenX, whether by implication, estoppel, or otherwise, whether, in the case of ReGenX, any such intellectual property dominates or is dominated by the Licensed Technology.  Notwithstanding anything to the contrary in this Agreement, Dimension may use and permit

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others to use the Licensed Technology for any research, development, commercial, or other purposes, outside of the Field.  Dimension shall use reasonable efforts and impose conditions on any of its licensees to whom it grants rights outside the Field to prevent use (intentional or unintentional) of the Licensed Technology inside the Field.  Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, Bayer acknowledges and understands that ReGenX and its direct and indirect licensors retain the rights under the Sublicensed Technology set forth in Exhibit C (individually and collectively, the “Retained Rights”).

5.4                               Regained Rights.  The Parties acknowledge that the Retained Rights with respect to hemophilia A set forth in Section 5.2 are excluded from this Agreement because of currently existing rights granted by ReGenX to other licensees or Third Parties.  If ReGenX (and subsequently Dimension, pursuant to the ReGenX Agreement) regains the rights described in Section 5.2, following Dimension’s receipt of notification from ReGenX of such event, Dimension will notify Bayer of same, together with a description of the rights granted or regained, in which case, such rights will no longer be considered Retained Rights, and the license granted to Bayer under Section 5.1(a) with respect to Sublicensed Technology will no longer be subject to such Retained Rights.

5.5                               Government Rights.  Bayer acknowledges that, pursuant to Title 35 of the United States Code, Sections 200-204, the United States government may retain certain rights in intellectual property contained within the Sublicensed Technology if it has been funded in whole or part under any contract, grant, or similar agreement with a federal agency.  The license grant hereunder is expressly subject to any applicable United States government rights, including any applicable requirement that products resulting from such intellectual property sold in the United States must be substantially manufactured in the United States absent, with respect to such manufacturing requirement, a waiver of such requirement obtained from the applicable governmental agency.  At Bayer’s request Dimension will assist Bayer and provide necessary documentation and support in order to obtain such a waiver.

5.6                               Sublicensing.

5.6.1                     Right to Sublicense.  The licenses granted pursuant to Section 5.1 are sublicensable (a) by Bayer to any Affiliates without prior consent by Dimension, or (b) by Bayer to any Third Parties upon Dimension’s prior written consent (such consent not to be unreasonably withheld); provided that any such sublicense (to an Affiliate or to a Third Party) must comply with the provisions of this Section 5.6 (including Section 5.6.2).  The use, marketing and sale of Licensed Treatment by Bayer’s Affiliates shall be deemed to be use, marketing and sale by Bayer and shall not require a sublicense.

5.6.2                     Conditions.  The right to sublicense granted to Bayer under this Agreement is subject to the following conditions as they relate to sublicenses of the Sublicensed Technology:

(a)                                 Bayer may only grant sublicenses to Third Parties through multiple tiers pursuant to a written sublicense agreement with the Sublicensee.

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Dimension must receive written notice as soon as practicable following execution of any such sublicenses with Third Parties.

(b)                                 In each sublicense agreement, the Sublicensee must be required to comply with the terms and conditions of this Agreement to the same extent as Bayer has agreed and, in each sublicense agreement with a Third Party, must acknowledge that ReGenX is an express third party beneficiary of such terms and conditions under such sublicense agreement; provided that nothing shall prevent Bayer from granting sublicenses of more limited scope than Bayer’s rights, e.g., in a more limited territory, field of use, or

(c)                                  The official language of any sublicense agreement with a Third Party shall be English.

(d)                                 Within […***…] after entering into a sublicense with a Third Party, Dimension must receive a copy of the sublicense written in the English language for Dimension’s records and to share with ReGenX and its licensors under the Existing Licenses.  The copy of the sublicense may be redacted to exclude confidential information of the applicable Sublicensee or of Bayer to the extent not relevant to Dimension or ReGenX, but such copy shall not be redacted to the extent that it impairs Dimension’s (or ReGenX’s or any of its licensors’) ability to ensure compliance with this Agreement.

(e)                                  With respect to sublicense agreements with Affiliates, Bayer shall notify /Dimension of the identity of all such Affiliates to which a sublicense is granted, and upon any request of ReGenX, shall provide to ReGenX a copy of such sublicense, in English, within […***…], for ReGenX to send GSK and UPenn.

(f)                                   Notwithstanding subsections (d) and (e) above, Bayer acknowledges and agrees that in the event any of ReGenX’s licensors under the Existing Licenses have a contractual right to require, and do require, a complete, unredacted copy of Bayer’s sublicense agreement granted under this Section 5.6, then Bayer will provide such complete, unredacted copy.

5.6.3                     Bayer’s execution of a sublicense agreement will not relieve Bayer of any of its obligations under this Agreement.  Bayer is and shall remain primarily liable to Dimension for all of Bayer’s duties and obligations contained in this Agreement and for any act or omission of an Affiliate or Sublicensee that would be a breach of this Agreement if performed or omitted by Bayer, and Bayer will be deemed to be in breach of this Agreement as a result of such act or omission.

5.7                               Bayer’s Improvements.

5.7.1                     Grant Back.  Bayer hereby grants to Dimension a non-exclusive, worldwide, […***…], transferable, sublicensable, irrevocable, perpetual license:

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(a)                                 to use any Licensed Back Improvements (and any intellectual property rights with respect thereto) consummate in scope to the Retained Rights; and

(b)                                 to practice the Licensed Back Improvements (and any intellectual property rights with respect thereto) in connection with any recombinant adeno-associated virus vectors, including the right to research, develop, make, have made, use, offer for sale, and sell products and services; provided that, during the term of this Agreement, Dimension and its sublicensees shall have no right under the license in this Section 5.7.1(b) to practice the Licensed Back Improvements in the Field except as necessary to carry out Dimension’s obligations hereunder..

5.7.2                     Notice.  Bayer agrees to provide prompt notice to Dimension upon the filing of any patent application covering any Licensed Back Improvement, together with a reasonably detailed description of or access to such Licensed Back Improvement to permit the practice of any such invention or improvement.

5.8                               ReGenX Improvements.  Dimension agrees to provide notice to Bayer promptly following receipt of notice from ReGenX of the filing of any patent application covering any ReGenX Improvement, together with such description of or access to such ReGenX Improvement as is received by Dimension from ReGenX to permit the practice of any such improvement.  Upon Dimension’s receipt of notice from ReGenX of the filing of any patent application covering any ReGenX Improvement, Sublicensed Patents in Exhibit A attached hereto will be modified to add such patent application.

5.9                               Covenants Related to ReGenX Agreement.  During the term of this Agreement, without the prior written consent of Bayer Dimension agrees not to exercise its right to terminate and will not amend the ReGenX Agreement if such termination or amendment would materially or adversely alter the rights of Bayer under this Agreement.  In addition, Dimension agrees that it shall not agree to any exercise by ReGenX of its right to terminate the Existing Licenses without first consulting with and obtaining the consent of, Bayer, except to the extent any such termination is in part and relates only to Sublicensed Technology uses outside the Field […***…].

5.10                        Third Party Beneficiary.  Bayer agrees and acknowledges that ReGenX is an express third party beneficiary of the terms and conditions of this Agreement as they relate to the terms and conditions of the ReGenX Agreement.

5.11                        Exclusivity.

5.11.1              Dimension.  Dimension hereby covenants that Dimension shall not, alone or in collaboration with a Third Party, (a) during the Research Term conduct clinical development of, and (b) during the term of this Agreement Commercialize, […***…], other than the Compounds/Vectors, GT Products and Licensed GT Products in accordance with the provisions of this Agreement.

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5.11.2              Bayer.  Bayer hereby covenants that (a) during the term of this Agreement, and (b) for a period of […***…] after termination of this Agreement if terminated by Bayer for convenience pursuant to Section 9.2, Bayer and its Affiliates, either on their own or in collaboration with a Third Party, shall not conduct clinical development of or Commercialize […***…], other than the Licensed GT Products or any Compound/Vector used therein under this

5.12                        Hemophilia B Program.

5.12.1              Dimension’s Rights.  Bayer acknowledges and understands that Dimension intends to develop and, if successful, Commercialize one or more gene therapy treatments for hemophilia B utilizing the Sublicensed Technology (the “Hemophilia B Program”).  Subject to Dimension’s obligations under Sections 5.12.2 and 5.12.3, as between the Parties, Dimension shall have all rights, and be solely responsible for […***…], to (i) pursue any such development or Commercialization activities with respect to such Hemophilia B Program and any products arising therefrom, (ii) enter into any licensing, asset sale, distribution, collaboration or other similar arrangements with any Third Party with respect to such Hemophilia B Program, or (iii) elect to terminate and not pursue any such Hemophilia B Program and revert such rights, as and to the extent required, to ReGenX pursuant to the ReGenX Agreement.

5.12.2              Right of First Notice.  If, during the period commencing on […***…] and ending on […***…] (“Notice Period”), Dimension elects for the first time to enter into discussions with a Third Party for rights to develop and Commercialize (or just to Commercialize) products arising out of its Hemophilia B Program in any country of the Territory, Dimension shall provide Bayer with […***…], and Bayer will have a period of […***…] in which to inform Dimension of its potential interest in negotiating for such rights (the “Expression of Interest Notice”).  Dimension shall review any such Expression of Interest Notice […***…], and […***…].  Nothing in this Section 5.12.2 shall obligate Dimension or Bayer to enter into any license or other arrangement with respect to the Hemophilia B Program.  For clarity, Dimension’s obligation to provide written notice to Bayer under this Section 5.12.2 shall only apply […***…].

5.12.3              Rights Post POC Trial.  If, after […***…], Bayer desires to enter into negotiations with Dimension with respect to obtaining rights to develop and Commercialize products arising out of its Hemophilia B Program in any country of the Territory, it shall have the one-time right to so notify Dimension in writing, and upon receipt of such notice Dimension shall, within […***…], notify Bayer in writing whether and to what extent Dimension still retains such rights to the Hemophilia B Program in the Territory (the “Availability Notice”), and upon receipt of such Availability Notice, Bayer may elect to deliver to Dimension, within […***…], a notice of its interest in entering into negotiations with Dimension for a license to such then-remaining rights held by Dimension (the “Negotiation Notice”).  Upon receipt of such Negotiation Notice, Dimension and Bayer shall negotiate in good faith the terms of such a potential license agreement for such then-remaining rights, for a period of […***…] (or longer or fewer, to the extent the Parties agree to extend or terminate such discussions mutually) a term sheet or letter of intent with the level of detail similar to that of the term sheet exchanged between the Parties with respect to this Agreement and the Licensed GT Products, and

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Dimension shall not enter into any license or other arrangement with a Third Party for such rights until the lapse of such […***…] period.  Nothing in this Section 5.12.3 shall obligate Dimension or Bayer to enter into any license or other arrangement with respect to the Hemophilia B Program.

5.12.4              Consultation.  Without limiting Sections 5.12.2 and 5.12.3, the Parties agree to consult with one another within the JSC and the JPT, and to the extent they determine, each in its sole discretion and to the extent allowed by applicable Law, that coordinating and communicating to one another with respect to their development, regulatory and Commercialization activities in the Field and in the field of hemophilia B gene therapy treatments, would be likely to have a positive impact on the advancement of the regulatory pathway and Commercialization of gene therapy treatments for hemophilia generally.

ARTICLE 6

CONSIDERATION

6.1                               License Fee.  In consideration of the licenses granted to Bayer under Section 5.1, Bayer shall pay to Dimension a non-refundable, non-creditable license fee of Twenty Million Dollars ($20,000,000) within […***…] of receipt of an invoice therefor, which such invoice may be delivered to Bayer on or after the Effective Date.

6.2                               Development and Commercial Milestone Payments.  Bayer shall make the following one-time development milestone payments to Dimension in connection with the first achievement by Bayer or its Affiliates or Sublicensees of the following development and commercial events.  Bayer shall pay to Dimension the applicable amount within […***…] of receipt of an invoice issued no earlier than the date of such achievement.  Dimension shall provide written notice to Bayer of the occurrence of any of the […***…] milestones set forth below, and Bayer shall provide written notice to Dimension of the occurrence of any of the […***…] milestones, in each case no later than […***…] following the occurrence of the relevant milestone.  The […***…] milestone, “[…***…],” shall be determined as set forth in Section 2.11.4.

No.	Development Milestone Event	Milestone Payment
1	[…***…]	[…***…]
2	[…***…]	[…***…]
3	[…***…]	[…***…]
4	[…***…]	[…***…]
5	[…***…]	[…***…]
6	[…***…]	[…***…]
7	[…***…]	[…***…]
8	[…***…]	[…***…]
	Total	[…***…]

†       The specific required criteria known as “D4” are, as of the Effective Date, set forth in that certain email communication from Bayer to Dimension dated April 30, 2014.

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Each milestone payment is payable […***…], regardless of the number of times the corresponding event is achieved by a Licensed GT Product and/or Licensed Treatment and regardless of the number of Licensed GT Products and/or Licensed Treatments to achieve such event.  Under no circumstances shall Bayer be obligated to pay Dimension more than […***…] pursuant to this Section 6.2.

For the avoidance of doubt, the Parties acknowledge and agree that, (a) with respect to Milestone […***…] above, in the event that some but not all of the criteria for […***…] are met for a Licensed Product and/or Licensed Treatment, such that there is no current achievement of […***…] as defined, then to the extent the subsequent milestone event (i.e., Milestone […***…]) is achieved at a later date for such Licensed Product and/or Licensed Treatment, […***…] shall be deemed to have occurred at such later date and the corresponding milestone payments for both Milestone […***…] and Milestone […***…] shall be paid together; and (b) if the […***…], then all development milestone events relating to […***…] shall be deemed to have been met.  To that end, if for any reason, any such related milestone payments have not been made, such milestone payments shall be due and owing upon […***…].  For example:  if […***…] and any of Milestone Events […***…] or […***…] have not been paid for any reason, all such unpaid milestones shall be paid together with the payment of the milestone payment for the achievement of development Milestone Event […***…].

6.3                               Sales Milestones.  Bayer shall make the following one-time sales milestone payments to Dimension when the aggregate annual Net Sales of all Licensed Treatments in all countries in the Territory by Bayer and its Affiliates and Sublicensees in a calendar year first reach the amount specified below.  Bayer shall pay to Dimension such amount within […***…] following receipt of an invoice issued no earlier than the date of Bayer’s notice of such achievement.  Bayer shall provide written notice to Dimension within […***…] in which such event is achieved for the first time.

Sales Milestone Event	Milestone Payment
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
Total	[…***…]

Under no circumstances shall Bayer be obligated to pay Dimension more than […***…] pursuant to this Section 6.3.  For the avoidance of doubt, more than one of the foregoing milestones with respect to the relevant aggregate Net Sales may occur in any given calendar year.  For illustrative purposes only, […***…].

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6.4                               Royalties.

6.4.1                     Royalty Rates.  Bayer shall pay to Dimension during the Royalty Term royalties on aggregate annual Net Sales of all Licensed Treatments in the Field in the Territory, as calculated by multiplying the applicable royalty rate below by the corresponding amount of incremental Net Sales of all such Licensed Treatments in the Territory in each calendar year:

Aggregate Annual Net Sales	Royalty Percentage
[…***…]	[…***…]	%
[…***…]	[…***…]	%
[…***…]	[…***…]	%

6.4.2                     Royalty Term.  Bayer’s obligation hereunder for payment of a royalty under this Section 6.4 on the Net Sales of Licensed Treatments in a given country will commence on the First Commercial Sale of such Licensed Treatment, and end on a Licensed Treatment-by-Licensed Treatment and country-by-country basis upon the later to occur of:  (a) the date when […***…] (b) […***…] from the date of First Commercial Sale of the Licensed Treatment (the “Royalty Term”).

6.4.3                     Biosimilar Treatment.  Upon entry of one or more Biosimilar Treatments in a country in the Territory, and where the total number of patients in such country receiving Biosimilar Treatments as their initial treatment reaches, in […***…], a market share of […***…] or greater of the total number of patients in such country receiving as their initial treatment, either Licensed Treatment or a Biosimilar Treatment (the “Biosimilar Market Trigger Event”), the Net Sales of Licensed Treatments in such country shall be reduced […***…] before including same into total Net Sales in all countries in the Territory for the purpose of calculating the applicable royalty rates set forth in this Section 6.4.  It is expressly understood and agreed, however, that (a) no such deduction to Net Sales shall apply to a Licensed Treatment (or its associated Licensed Treatment Monitoring Sales) to the extent the Licensed Treatment Administration Sale of such Licensed Treatment in such country occurred […***…], and (b) such reduction shall cease in the event the foregoing […***…] or greater market share condition is no longer satisfied in such country.  All such determinations of patients shall be based upon a mutually acceptable calculation method using market share data provided by a reputable and mutually agreed upon provider, such as IMS Health, or similar data provider in countries where IMS Health is not operating.

6.4.4                     Royalty Stacking.  If Bayer reasonably determines in good faith that it is necessary to obtain either (i) a license from one or more Third Parties to make, have made, use, sell, offer to sell and/or import Licensed GT Products in the Field in one or more countries in the Territory, which such license is for a patent reasonably believed by Bayer to dominate one or more claims of Licensed Patents in existence as of the Effective Date and covering the Licensed GT Product, or (ii) a license under one or more process patents to make or have made the Licensed GT Product, and where, but for such license, Bayer would not be lawfully able to manufacture the Licensed GT Product, then in either or both cases, the amount of Bayer’s royalty payments under Section 6.4 with respect to Net Sales for such Licensed GT Product for a given period shall be reduced by […***…] of the amount of the payments paid under such other license(s) for that same period; provided that such Third Party payments are attributable to sales made by Bayer or its Affiliates or Sublicensees that are used in the calculation of Net Sales on

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which Bayer’s royalty payment obligation to Dimension is based.  Notwithstanding the foregoing, the adjustment of royalties under this Section 6.4.4 will in no event reduce the royalty rate to less than […***…] of the applicable rate set forth in Section 6.4.1.

6.4.5                     ReGenX Obligations.  […***…] shall be responsible for any and all payments owed to ReGenX pursuant to the ReGenX Agreement.

6.5                               Reports and Records.

6.5.1                     Bayer must deliver to Dimension within […***…] after the end of each […***…] after the First Commercial Sale of a Licensed Treatment a report setting forth the calculation of the royalties due to Dimension for such […***…], including:

(a)                                 Number of Licensed Treatments included within Net Sales, listed by

(b)                                 Licensed Treatment Sales and Net Sales of Licensed Treatments listed by country;

(c)                                  Royalties owed to Dimension, listed by category.

6.5.2                     Upon receipt of an invoice, Bayer shall pay the royalties due under Section 6.4.  If invoices are received by Bayer at the below address by […***…], then payments shall be made by the […***…].  If invoices are received by Bayer at the below address after […***…], then payments shall be made by […***…].

6.5.3                     Bayer shall maintain and require its Affiliates and all Sublicensees to maintain, complete and accurate books and records that enable the royalties, fees, and payments payable under this Agreement to be verified.  The records must be maintained for (a) […***…] with respect to Bayer and its Sublicensees, and (b) […***…] with respect to Bayer’s Affiliates, in each case after the submission of each report under Article 6.  No more frequently than once during each calendar year during the term of this Agreement and the […***…]  period thereafter, Bayer will permit Dimension’s (or as applicable, ReGenX’s or its licensors under the Existing Licenses) auditors from any auditing firm to which Bayer has no reasonable objection, and with at least […***…] advance notice at any time during normal business hours, accompanied at all times, to inspect, audit and copy reasonable amounts of relevant accounts and records of Bayer and its Affiliates and reports submitted to Bayer and its Affiliates from Sublicensees, for the sole purpose of verifying the accuracy of the calculation of payments to Dimension pursuant to this Section 6.5.  The accounts, records and reports related to any particular period of time may only be audited one time under this Section 6.5.  Dimension will cause its auditors not to provide Dimension with any copies of such accounts, records or reports and not to disclose to Dimension any information other than information relating solely to the accuracy of the accounting and payments made by Bayer pursuant to this Section.  Dimension will cause its auditors to promptly provide a copy of their report to Bayer.  If such audit determines that payments are due to Dimension, Bayer will, following receipt of an invoice, pay to Dimension any such additional amounts within […***…] after the date on which such

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auditor’s written report is delivered to Bayer and Dimension, unless such audit report is disputed by Bayer, in which case the dispute will be resolved in accordance with Section 13.6.  If such audit determines that Bayer has overpaid any amounts to Dimension, Dimension will refund any such overpaid amounts to Bayer within […***…] after the date on which such auditor’s written report is delivered to Bayer and Dimension.  Any such inspection of records will be at Dimension’s expense unless such audit discloses a deficiency in the payments made by Bayer (whether for itself or on behalf of its Affiliates) of more than […***…] of the aggregate amount payable for the relevant period, in which case Bayer will bear the cost of such audit.  Notwithstanding anything to the contrary in and without limiting the foregoing, Bayer acknowledges and agrees that it may also be subject to the separate access or audit rights of ReGenX’s licensors in accordance with the terms of the Existing Licenses, and if such a licensor exercises such access or audit rights, the provisions of Section 3.5.4 of the ReGenX Agreement will govern, unless such licensor otherwise consents to applying the provisions of this Section 6.5.3.  Dimension acknowledges the disruption and effort required to provide information to be disclosed during an audit, and Dimension shall endeavor to avoid multiple audits covering the same audit period.  Without prejudice to the foregoing, Dimension shall not conduct an audit of any period for which ReGenX or any of the licensors under the Existing Licenses have already conducted an audit or have given notice that they intend to conduct such an audit.  In addition, Dimension shall enforce any rights it has under the ReGenX Agreement to limit the scope of any audit that might be demanded pursuant to the ReGenX Agreement.

6.6                               Payment Currency, Interest.

6.6.1                     Payment Address.  All invoices shall be sent to the following address:

Bayer HealthCare
Pharma West Coast
Attn:  […***…]
PO Box 416
Pittsburgh PA 15230
USA

6.6.2                     Payments made by Wire Transfer.  All payments made to Dimension under the Agreement shall be made by wire transfer to the following bank account, or such other bank account as notified by Dimension to Bayer from time to time:

Domestic Wire Transfer (originating in the U.S.):
[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

International Wire Transfer:
[…***…]

[…***…]

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[…***…]

[…***…]

[…***…]

[…***…]

6.6.3                     All dollar amounts referred to in this Agreement are expressed in United States dollars.  All payments to Dimension under this Agreement must be made in United States dollars.

6.6.4                     Net Sales made in currencies other than USD will be converted into USD using the average exchange rate for the applicable […***…] as for Bayer’s internal accounting and reporting process consistently applied, which in any event shall comply with 1FRS.

6.6.5                     Any payments due under the Agreement shall be due on such date as specified in the Agreement.  Any failure by Bayer to make a payment by the date when due shall obligate Bayer to pay interest on the due payment to Dimension.  The interest period shall commence on the due date (inclusive) and end on the payment date (exclusive).  Interest shall be calculated based on the actual number of days in the interest period divided by 360.  The interest rate shall be equal to […***…], plus a premium of one percentage point, or shall be equal to an interest rate according to local legal provisions, whatever is lower.

6.6.6                     All payments by Bayer to Dimension for funding of the Research Program are as set forth in and will be in accordance with Section 2.5.

6.7                               Withholding Tax.  The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Bayer to Dimension under this Agreement.  Any Party required to make a payment under this Agreement shall be entitled to deduct and withhold from the amount payable the tax for which the paying Party is liable under any provision of applicable tax law.  No deduction shall be made or a reduced amount shall be deducted if the paying Party is timely furnished by payee with all documents required for the application of a zero or reduced rate according to the respective Double Taxation Treaty.  Any withheld tax shall be treated as having been paid by paying Party to payee for all purposes of this Agreement, provided that each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of such withholding taxes, such recovery to be for the benefit of the Party bearing such withholding tax.  Paying Party shall timely forward the tax receipts certifying the payments of withholding tax on behalf of payee.  Any assignment of this Agreement by paying Party which causes a higher withholding tax rate than would be applicable without the assignment shall be borne by paying Party.  If paying Party failed to deduct withholding tax but is still required by applicable tax law to pay withholding tax on account of payee to the tax authorities, payee shall assist paying Party with regard to all procedures required in order to obtain reimbursement by tax authorities or, in case tax authorities will not reimburse withholding tax to paying Party, payee will immediately refund the tax amount.

6.8                               Value Added Tax.  All agreed consideration is exclusive of Value Added Tax (“VAT”).  VAT applies and shall be invoiced additionally according to the applicable VAT law

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and shall be paid to Dimension, if payable by Dimension to the respective tax authority and after receipt of a correct invoice in accordance with the applicable VAT law.

ARTICLE 7

DILIGENCE

7.1                               Diligence Obligations.  Bayer will use Commercially Reasonable Efforts to develop, Commercialize, market, promote, and sell at least one Licensed GT Product or Licensed Treatment in the Field in the US and the Major Market Countries.

7.2                               Development Plans.  The Parties acknowledge that pursuant to the ReGenX Agreement, Dimension is required to provide ReGenX with a development plan and budget covering the […***…] of development activities with respect to the Licensed GT Product and Licensed Treatment, and to provide […***…] updates to such development plan and budget.  Bayer agrees to cooperate with Dimension in the provision of information in meeting Dimension’s obligation under the ReGenX Agreement, and such cooperation may include sharing a copy of the Research Plan (or portions thereof) with ReGenX, answering follow up questions ReGenX may have, or providing certain information regarding the later stage clinical development and regulatory activities by Bayer and its Affiliates and Sublicensees following the POC Trial.

7.3                               Development Reporting.  Within […***…] of […***…] during the term of this Agreement, Bayer shall provide Dimension with written progress reports through the JSC and JPT, setting forth in reasonable detail the progress of the development, evaluation, testing, and commercialization of each Licensed GT Product and Licensed Treatment.  Bayer will also notify Dimension within […***…] of the First Commercial Sale by Bayer, its Affiliates, or any Sublicensees of each Licensed Treatment.  Such a report (“Development Progress Report”), setting forth the current stage of development of Licensed GT Products, shall include:

7.3.1                     Date of Development Progress Report and time covered by such report;

7.3.2                     Major activities and accomplishments completed by Bayer, its Affiliates, and any Sublicensees relating directly to the Licensed GT Product since the last Development Progress Report;

7.3.3                     Significant research and development projects relating directly to the Licensed GT Product currently being performed by Bayer, its Affiliates, and any Sublicensees and projected dates of completion;

7.3.4                     Development activities anticipated for the next […***…];

7.3.5                     Projected total development remaining before product launch of each Licensed Treatment; and

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7.3.6                     Summary of significant development efforts using the Sublicensed Technology being performed by Third Parties, including the nature of the relationship between Bayer and such Third Parties.

7.4                               Confidential Information.  The Parties agree that Development Progress Reports shall be deemed Bayer’s Confidential Information; provided that Dimension may share a copy of such reports with ReGenX and with ReGenX’s licensors under the Existing Licenses, subject to obligations of confidentiality.

7.5                               Improvements.  Simultaneously with the Development Progress Report, Bayer shall deliver a detailed description of any Licensed Back Improvements, if not previously provided.

ARTICLE 8

CONFIDENTIALITY

8.1                               Treatment of Confidential Information.  Each Party, as a receiving party (a “Receiving Party”), agrees that it will (a) treat Confidential Information of the other Party (the “Disclosing Party”) as strictly confidential; (b) not disclose such Confidential Information to Third Parties without the prior written consent of the Disclosing Party, except as may be permitted in this Agreement; provided that any disclosure permitted hereunder be under confidentiality agreements with provisions at least as stringent as those contained in this Agreement; and (c) not use such Confidential Information for purposes other than those authorized expressly in this Agreement.  The Receiving Party agrees to ensure that its employees who have access to Confidential Information of the other Party are obligated in writing to abide by confidentiality obligations at least as stringent as those contained under this Agreement.  Dimension shall also maintain Licensed Know-How as confidential to the extent that it relates solely to the Field, subject to the provisions of this Article 8.

8.2                               Public Announcements.

8.2.1                     The Parties agree they will each issue a press release in a form as outlined in Exhibit F and at such time as is agreed upon by the Parties.  Except as provided in Section 8.2.3, Section 8.3 and Section 8.4, any other press releases by either Party with respect to the other Party or any other public disclosures concerning the existence of or terms of this Agreement shall be subject to review and approval by the other Party.

8.2.2                     After release of such agreed upon press release, if either Party desires to make a public announcement concerning the material terms of this Agreement or any activities hereunder, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), which approval shall not be unreasonably withheld or delayed, except that in the case of a press release or governmental filing determined by such Party, based on advice of counsel, to be required by law, the disclosing Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor.  Neither Party shall be

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required to seek the permission of the other Party to repeat any information that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 8.2, provided such information remains accurate as of such time.

8.2.3                     The Parties acknowledge that either or both Parties may be obligated to file under applicable Laws a copy of this Agreement with the U.S.  Securities and Exchange Commission or other governmental authorities both in the US and elsewhere.  Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of the confidential commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party.  In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s reasonable comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

8.3                               Authorized Disclosure.  Notwithstanding the provisions of Section 8.1 or 8.2, either Party may disclose Confidential Information of the other Party, or make such a disclosure of the existence of and/or terms of this Agreement:

8.3.1                     to any Affiliates, legal advisors, accountants, and, in each case whether actual or bona fide potential, to collaboration partners (such as CMOs, CROs and other vendors providing services relating to the subject matter of the Agreement), licensees, acquirers, investors, lenders, and other potential financing sources; provided that, in each case, such recipient of Confidential Information is obligated to keep such information confidential on terms no less stringent than those set forth in this Agreement.

8.3.2                     if such disclosure is reasonably necessary (i) for filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) to comply with the requirements of regulatory authorities with respect to obtaining and maintaining Regulatory Approval of a Licensed GT Product or Licensed Treatment; or (iii) for prosecuting or defending litigation;

8.3.3                     such disclosure is reasonably necessary or desirable to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order;

8.3.4                     in connection with Bayer’s development, manufacture or Commercialization of the Licensed GT Products or Licensed Treatment in the Field in the Territory, including, without limitation, to existing or potential distributors, service providers, Sublicensees, Affiliates, or collaboration partners, contractors or investigators, under substantially the same confidentiality obligations as are set forth herein, except that the confidentiality obligations shall have a term of at least […***…]; or

8.3.5                     such disclosure is to ReGenX and its licensors solely as required under the terms of, and subject to, the ReGenX Agreement, and under the condition that ReGenX does not

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disclose Confidential Information to others (except as may be required under the Existing Licenses).

8.4                               Compelled Disclosure.  In the event that the Receiving Party receives service of legal process that purports to compel disclosure of the Disclosing Party’s Confidential Information or becomes obligated by Law to disclose the Confidential Information of the Disclosing Party or the existence of or terms of this Agreement to any governmental authority, the Receiving Party shall promptly notify the Disclosing Party, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement and/or waive compliance by the Receiving Party with the provisions of this Agreement.  The Receiving Party will provide the Disclosing Party with reasonable assistance in obtaining such protective order or other remedy.  If, in the absence of such protective order or other remedy, the Receiving Party is nonetheless required by Law to disclose the existence of or terms of this Agreement or other Confidential Information of the Disclosing Party, the Receiving Party may disclose such Confidential Information without liability hereunder; provided that the Receiving Party shall furnish only such portion of the Confidential Information that is legally required to be disclosed and only to the extent required by Law.

8.5                               Term of Confidentiality.  The obligations of this Article 8 shall continue for a period of […***…] following the expiration or termination of this Agreement.

ARTICLE 9

TERM AND TERMINATION

9.1                               Term of Agreement.  This Agreement, unless sooner terminated as provided in this Agreement, expires upon the expiration of the Royalty Term.  Upon expiration of this Agreement (but not early termination), (a) Bayer’s license to Licensed Know-How under Section 5.1 will become non-exclusive, perpetual, irrevocable, […***…] with respect to the Dimension Know-How and Sublicensed Know-How, provided that with respect to Sublicensed Know-How such license will remain limited to the Field and subject to the Retained Rights, and (b) Bayer’s license to Dimension Manufacturing Patents under Section 5.1(b) will become perpetual.

9.2                               Bayer’s Right to Terminate for Convenience.  At any time Bayer may, upon […***…] prior written notice to Dimension, terminate this Agreement for any reason.  In exercising such termination right, Bayer may terminate the Agreement in its entirety or, if desired, Bayer may specify in the written notice that this Agreement is terminating only with respect to one or more country within the Territory; provided, however, that, should Bayer terminate with respect to both the U.S.  and all Major Market Countries, this Agreement will terminate in its entirely unless otherwise agreed by the Parties.

9.3                               Bayer’s Right to Terminate for Safety.  In the event that, following the POC Trial, Bayer makes a good faith determination in accordance with its standard practices and procedures for such determinations that there is a material safety issue with respect to the Licensed GT Product in the Field in the Territory Bayer may terminate this Agreement upon […***…] notice.

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9.4                               Bayer’s Right to Terminate for Failure to achieve Demonstration of Clinical POC.  If the initial Licensed GT Product or the Backup Product fails to achieve Demonstration of Clinical POC Bayer may, within […***…] of being notified of such failure, upon […***…] notice, terminate this Agreement.

9.5                               Termination for Breach.  Dimension may terminate this Agreement if Bayer is late in paying to Dimension any milestones or royalties, fees or any other monies due under this Agreement, and Bayer does not pay Dimension in full within […***…] upon written demand from Dimension, which termination shall be effective immediately upon the expiration of such […***…] cure period, provided that no demand will be issued prior to expiration of the due date for payment, and provided further that Bayer is not disputing on a bona fide basis that a payment is due.  Either Party may terminate this Agreement, if the other Party materially breaches (other than nonpayment) this Agreement and does not cure such material breach within […***…] after written notice of the breach, which termination shall be effective immediately upon the expiration of such […***…] cure period.  Notwithstanding the foregoing, if the default is not reasonably capable of being cured within the […***…] cure period by the defaulting Party and such defaulting Party is making a good faith effort to cure such default, the cure period shall be extended by no more than […***…].  Bayer acknowledges and understands that:  (a) in the event the nature of a breach by Bayer causes Dimension (as a sublicensor hereunder) to be in breach of the ReGenX Agreement, the applicable cure periods as set forth in the ReGenX Agreement are shorter than those set forth in this Section 9.5; and further, (b) with respect to such breach by Bayer described in (a), Dimension shall not be responsible for any termination by ReGenX through exercise of ReGenX’s termination right under the ReGenX Agreement, where such termination occurs prior to the […***…] cure period given to Bayer above.  For the avoidance of doubt, Bayer shall not be liable or otherwise responsible to Dimension for any loss, costs, expenses, damages or liability of any kind arising from a breach or termination of the ReGenX Agreement attributable to Bayer’s exercise of its rights under this Agreement.  The right of either Party to terminate this Agreement as herein above provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.

9.6                               Patent Challenge.  Dimension may terminate this Agreement if Bayer or any of its Affiliates institutes a Patent Challenge.  Such termination will be effective […***…] after written notice from Dimension to Bayer unless within such […***…] Bayer or its Affiliates causes such Patent Challenge to terminate.  “Patent Challenge” means […***…].

9.7                               Termination for Insolvency.

9.7.1                     Dimension may terminate this Agreement, effective immediately upon written notice to Bayer, if Bayer or any of its Controlling Affiliates experiences any Trigger Event.

9.7.2                     Bayer shall include in each sublicense agreement entered into with a Sublicensee a right of Bayer to terminate such sublicense agreement if such Sublicensee experiences any event corresponding to a Trigger Event; and Bayer shall terminate the sublicense agreement, effective immediately upon written notice to the Sublicensee, if the Sublicensee experiences any such event.

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9.7.3                     For purposes of this Section 9.7, “Trigger Event” means any of the following (provided they are not for purposes of reorganization):  (a) if Bayer (i) becomes insolvent, becomes bankrupt, or generally fails to pay its debts as such debts become due, (ii) is adjudicated insolvent or bankrupt, (iii) admits in writing its inability to pay its debts, (iv) suffers the appointment of a custodian, receiver, or trustee for it or its property and, if appointed without its consent, is not discharged within […***…], (v) makes an assignment for the benefit of creditors, or (vi) suffers proceedings being instituted against it under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors and, if contested by it, not dismissed or stayed within […***…]; or (b) the calling by Bayer of a meeting of its creditors with a view to arranging a composition or adjustment of its debts.  Bayer acknowledges and understands that:  (1) the timing periods in (iv) and (vi) above differ from those set forth in the definition of “Trigger Event” in Section 6.4.3 of the ReGenX Agreement, which are […***…] and […***…], respectively, and (2) in the event such difference causes Dimension (as a sublicensor hereunder) to be in breach of the ReGenX Agreement, Dimension shall not be responsible for any termination by ReGenX through exercise of ReGenX’s termination right under the ReGenX Agreement, where the termination is due to such difference.  Bayer shall not be liable or otherwise responsible to Dimension for any loss, costs, expenses, damages or liability of any kind arising from a breach or termination of the ReGenX Agreement due to such difference or otherwise attributable to Bayer’s exercise of its rights under this Agreement.

9.8                               Applicability of Section 365(n) of the Bankruptcy Code.  In the event either Party becomes a debtor under Title 11 of the U.S.  Code, this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to “Intellectual Property” as defined therein and the other Party and its Affiliates, and each of their successors and assigns as licensees shall have the rights and elections as specified in Section 365(n) of Title 11 of the U.S.  Code.  Without limiting the foregoing, upon termination of this Agreement by a trustee or executor of either Party which has rejected this Agreement pursuant to any non-contractual rights afforded to it by applicable bankruptcy law and/or a U.S.  or foreign bankruptcy court or other tribunal of competent jurisdiction, all rights and licenses herein granted to the other Party shall nonetheless continue in full force and effect in accordance with the terms of this Agreement.

9.9                               Effects of Termination.  The effect of termination by Bayer pursuant to Sections 9.2, 9.3, or 9.4 and by either Party, as applicable, under Sections 9.5 or 9.7, or by Dimension pursuant to Section 9.6 shall be as follows:

9.9.1                     The licenses and sublicenses granted by Dimension hereunder shall terminate, and Bayer, its Affiliates, and (unless the sublicense agreement is assigned pursuant to Section 9.9.2) all Sublicensees shall cease to make, have made, use, import, sell, and offer for sale all Licensed GT Products and shall cease to otherwise practice the Licensed Technology; provided that Bayer, its Affiliates, and Sublicensees, shall have the right to continue to sell their existing inventories of Licensed GT Products for a period not to exceed […***…] after the effective date of such termination, and provided also that Bayer, its Affiliates and Sublicensees shall have the right to continue to supply Licensed GT Products or support any Licensed Treatment to the extent required by any Regulatory Authority, but in each case subject to any payment obligations to Dimension under Article 6;

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9.9.2                     Bayer shall have the right to assign to Dimension any or all sublicenses granted to Third Parties to the extent of the rights licensed to Bayer hereunder and sublicensed to the Sublicensee; provided that (i) prior to such assignment, Bayer shall advise Dimension whether such Sublicensee is then in full compliance with all terms and conditions of its sublicense and continues to perform thereunder, and, if such Sublicensee is not in full compliance or is not continuing to perform, Dimension may elect not to have such sublicense assigned; and (ii) such assignment shall be subject to Dimension not being liable to such Sublicensee with respect to any obligations of Bayer to the Sublicensee that are not consistent with, or not required by, Dimension’s obligations to Bayer under this Agreement; and all sublicenses not requested to be assigned to Dimension shall terminate;

9.9.3                     If termination is by Bayer pursuant to Section 9.2, 9.3 or 9.4, or by Dimension pursuant to Section 9.5, 9.6, or 9.7:

(a)                                 if, at the time of such termination, there are any ongoing clinical trials with respect to Licensed GT Products in the Field, the Parties shall, at Dimension’s option, negotiate in good faith and adopt a plan to wind-down such trial activities in an orderly fashion or, at Dimension’s election, promptly transition such development activities to Dimension or its designee, with due regard for patient safety and the rights of any subjects that are participants in any clinical trials of the Licensed GT Products and take any actions Dimension deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all applicable Laws; and

(b)                                 Bayer shall grant, and hereby grants (effective only upon any such termination of this Agreement), to Dimension a non-exclusive, perpetual, irrevocable, worldwide, […***…], transferable, sublicensable license to any Licensed Back Improvements, for use by Dimension and ReGenX for the research, development, and commercialization of products in any therapeutic indication.

9.9.4                     If termination is by Bayer pursuant to Section 9.2:

(a)                                 Bayer shall grant, and hereby grants (effective only upon any such termination of this Agreement), to Dimension an exclusive (even as to Bayer), worldwide, […***…], transferable, perpetual, irrevocable license, with the right to grant sublicenses, under the Bayer Technology to make, have made, use, import, sell, and offer for sale the Licensed GT Products or any Licensed Treatments as they were being developed or Commercialized at the time of termination, solely in the Field.  For this purpose, the “Bayer Technology” means Bayer’s patents, Know-How, and other intellectual property that are improvements or modifications to or that are based on or derived in whole or in part from or that otherwise relate to any Licensed Technology to the extent such patents, Know-How (including all data and regulatory submissions), or other intellectual property pertains to the Licensed GT Products or Licensed Treatments that were being developed or Commercialized by Bayer at the time of

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termination.  To effectuate such license, upon any such termination of this Agreement, Bayer will promptly disclose to Dimension all Bayer Technology not already known to Dimension;

(b)                                 Bayer will transfer to Dimension ownership of any Regulatory Approvals then in Bayer’s, its Affiliates’, or any Sublicensee’s (to the extent a sublicense is terminated and not assigned) name related to the Licensed GT Products as then being developed or Commercialized containing any expression construct provided by Dimension to Bayer as part of the Licensed Technology and notify the appropriate regulatory authorities and take any other action reasonably necessary to effect such transfer of ownership; and

(c)                                  At Dimension’s request Bayer shall transfer any biological materials or compounds that Bayer has manufactured or had manufactured relating to the Licensed GT Product or Licensed Treatment and that is in Bayer’s possession as at the date of termination.  Dimension shall pay for such materials and compounds at cost, without any markup.

9.9.5                     The Parties acknowledge and agree that, if the GSK Agreement is terminated as described in Section 6.5 of the GSK Agreement, then, as provided in Section 6.5.2 thereof, ReGenX will assign the ReGenX Agreement to the licensor of the GSK Agreement to the extent the ReGenX Agreement is related solely to the rights and products licensed to ReGenX under the GSK Agreement.

9.9.6                     Each Receiving Party shall, at the other Party’s request, return all Confidential Information and any remaining Materials of the Disclosing Party.  Notwithstanding the foregoing, one copy of such Confidential Information may be kept by either Party for a record of that Party’s obligations.

If termination is only with respect to a particular country or region within the Territory, but not all countries, then the provisions of this Section 9.9 shall only apply with respect to the terminated country(ies), and this Agreement shall continue with respect to the non-terminated countries.

9.10                        Survival.  Bayer’s obligation to pay all monies due and owed to Dimension under this Agreement which have matured as of the effective date of termination or expiration shall survive the termination or expiration of this Agreement.  In addition, the provisions of Sections 5.11.2 (Exclusivity:  Bayer), 9.1 (Term of Agreement), 9.8 (Applicability of Section 365(n) of the Bankruptcy Code), 9.9 (Effects of Termination), 9.10 (Survival), 10.1 (Ownership of Inventions), 11.4 (Disclaimer of Warranties, Damages), and 11.5 (Indemnification), and Articles 1 (Definitions), 6 (Consideration)(but only in respect of payments that have accrued and become payable prior to the effective date of termination), 8 (Confidentiality), 12 (Use of Name) and 13 (Additional Provisions) shall survive such termination or expiration of this Agreement in accordance with their respective terms.

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ARTICLE 10

PATENT MAINTENANCE; PATENT INFRINGEMENT

10.1                        Ownership of Inventions.  Each Party shall own all Know-How generated solely by it and its Affiliates and their respective employees, agents and independent contractors in the course of conducting such Party’s activities under this Agreement (“Sole Inventions”) and any Patent Rights arising therefrom (the “Bayer Patents” in the case of Bayer’s Sole Inventions).  All Know-How generated jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of performing activities under this Agreement (collectively, “Joint Inventions”), and all Patent Rights contained within such Joint Inventions (collectively, “Joint Patents”), shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under U.S.  patent laws (that is, each Party shall have full rights to license, assign and exploit such Joint Inventions (and any patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject to the covenants and licenses granted herein and subject to any other intellectual property held by such other Party.  For purposes of determining whether Inventorship shall be a Sole Invention or a Joint Invention under this Agreement, inventorship shall be determined in accordance with U.S.  patent laws.

10.2                        Disclosure of Inventions.  Dimension shall promptly disclose to Bayer all Sole Inventions, and each Party shall promptly disclose to the other Party any Joint Inventions, including any invention disclosures or similar documents submitted to it by its employees, agents or independent contractors describing such inventions, and all other information relating to such inventions to the extent necessary or useful for the preparation, filing and maintenance of any Patent Rights with respect to such inventions.

10.3                        Prosecution of Dimension Patents.  As between Dimension and Bayer, the Parties agree as follows:

10.3.1              Dimension shall have the sole right to Prosecute patent applications and issued patents within Dimension Patents in Dimension’s sole discretion and at its own expense.  Dimension shall provide Bayer with a reasonable opportunity to review and provide comments in connection with the Prosecution of the Dimension Patents; and Dimension shall keep Bayer reasonably informed as to all material developments with respect to such Dimension Patents and shall supply to Bayer copies of material communications received and filed in connection with the Prosecution of such Dimension Patents.

10.3.2              Dimension agrees to Prosecute any patent applications or issued patents within the Dimension Patents in good faith.  If Dimension decides not to file, to abandon or not to maintain any of such Dimension Patents, in each case where a claim may cover a Licensed GT Product or GT Product, then Dimension shall provide Bayer with […***…] prior written notice of such decision (or such other longer period of time reasonably necessary to allow Bayer to assume such responsibilities, at the sole discretion of Dimension).  In such event, Bayer shall have the right, at its option, to the extent Dimension is permitted by obligations owed to Third Parties, to have assigned to it the said Dimension Patents.  If assignment is not possible, Bayer

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shall have a non-exclusive, perpetual, irrevocable, royalty-free license with respect to those Dimension Patents.  In either case (assignment or non-exclusive license) the Patent Rights will cease to be Dimension Patents.

10.4                        Prosecution of Joint Patents.  As between Dimension and Bayer, the Parties agree as follows:

10.4.1              Dimension shall have the sole right to Prosecute patent applications and issued patents within Joint Patents in Dimension’s discretion and at its own expense.  Dimension shall provide Bayer with a reasonable opportunity to review and provide comments in connection with the Prosecution of the Joint Patents; and Dimension shall keep Bayer reasonably informed as to all material developments with respect to such Joint Patents and shall supply to Bayer copies of material communications received and filed in connection with the Prosecution of such Joint Patents.

10.4.2              Dimension agrees to Prosecute any patent applications or issued patents within the Joint Patents in good faith.  If Dimension decides not to file, to abandon or not to maintain any of such Joint Patents, then Dimension shall provide Bayer with […***…] prior written notice of such decision (or such other longer period of time reasonably necessary to allow Bayer to assume such responsibilities, at the sole discretion of Dimension).  In such event, Bayer shall have the right, at its option, to have assigned to it Dimension’s interest in such Joint Patents, and such Patent Rights shall cease to be Dimension Patents.

10.5                        Prosecution of Bayer Patents.  As between Dimension and Bayer, the Parties agree as follows:

10.5.1              Bayer shall have the sole right to Prosecute patent applications and issued patents within Bayer Patents in Bayer’s sole discretion and at its own expense.  Bayer shall provide Dimension with a reasonable opportunity to review and provide comments in connection with the Prosecution of the Bayer Patents; and Bayer shall keep Dimension reasonably informed as to all material developments with respect to such Bayer Patents and shall supply to Dimension copies of material communications received and filed in connection with the Prosecution of such Bayer Patents.

10.5.2              Bayer agrees to Prosecute any patent applications or issued patents within the Bayer Patents in good faith.  If Bayer decides not to file, to abandon or not to maintain any of such Bayer Patents that claim only a Licensed GT Product or GT Product and no other product or component thereof, then Bayer shall provide Bayer with […***…] prior written notice of such decision (or such other longer period of time reasonably necessary to allow Dimension to assume such responsibilities, at the sole discretion of Bayer).  In such event, Dimension shall have the right, at its option, to control the filing, prosecution and/or maintenance of any such Bayer Patents, at its own expense, and the Parties shall have the rights with respect to such Bayer Patents as set forth in Section 10.5.1 (with the Parties’ roles reversed).

10.6                        Prosecution of Sublicensed Patents.  Bayer acknowledges and agrees that, in accordance with the terms of the ReGenX Agreement:

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10.6.1              ReGenX retains the sole right to Prosecute patent applications and issued patents within the Sublicensed Patents, in ReGenX’s sole discretion.  Subject to Section 10.6.3, and subject to ReGenX providing Dimension with a reasonable opportunity to review and provide comments in connection with the Prosecution of the Sublicensed Patents, Dimension shall provide Bayer with same, to the extent such Sublicensed Patents cover or claim the Licensed GT Products in the Field; and Dimension shall keep Bayer reasonably informed as to all material developments with respect to such Sublicensed Patents and shall supply to Bayer copies of material communications received from ReGenX and filed in connection with the Prosecution of such Sublicensed Patents.

10.6.2              Bayer acknowledges that […***…] has no obligation to undertake any inter-party proceedings, such as oppositions or interferences, or to undertake any re-examination or re-issue proceedings, in either case, with respect to the Sublicensed Patents.

10.6.3              Bayer acknowledges that the University of Pennsylvania controls Prosecution of the Sublicensed Patents under the Penn Agreement, with ReGenX having certain rights to review.

10.7                        Product Infringement Actions Against Third Parties.

10.7.1              Notification.  If either Party becomes aware of any existing or threatened infringement of any Dimension Patent, Bayer Patent or Sublicensed Patent by the manufacture, use or sale of a gene therapy product for use in the Field (a “Product Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement.

10.7.2              Dimension Patents (including Joint Patents).  As between Dimension and Bayer, the Parties agree as follows:

10.7.2.1                            […***…] shall have the first right, but not the obligation, to prosecute any Product Infringement of those Dimension Patents (including Joint Patents) in each case that claim […***…] (the “[…***…] Patents”) at its own expense.  In any action to enforce any of such […***…] Patents, […***…], at the request and […***…], shall […***…], including in the event that, […***…].

10.7.2.2                            If […***…] elects not to pursue any infringement of a […***…] Patent, […***…] shall have the second right, but not obligation, to prosecute such Product Infringement of such […***…] Patents, at […***…].  In any such action to enforce any of the […***…] Patents, […***…], at the request and […***…], shall […***…].  In prosecuting any such Product Infringement, […***…].

10.7.2.3                            […***…] shall have the right, but not the obligation, to prosecute any infringement of those Dimension Patents (including Joint Patents) that are not […***…] Patents (the “[…***…] Patents”) in its sole discretion.  If […***…] elects not to pursue any infringement of a […***…] Patent in a country in the Territory, provided that such […***…] Patent is […***…],[…***…] shall have the second right, but not the obligation, to prosecute a

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Product Infringement of such […***…] Patent, at […***…] expense, in such country.  If any Third Parties also have licenses under such […***…] Patents, […***…] shall take account of such Third Party rights in exercising its rights hereunder, and shall take […***…].  In any such action by […***…] to enforce any of the […***…] Patents, […***…], at the request and expense of […***…], shall […***…], including in the event that, […***…].

10.7.2.4                            Any recovery of damages by Bayer or Dimension for any Product Infringement pursuant to this Section 10.7.2 shall be applied, as between Dimension and Bayer, first to reimburse each such Party for costs and expenses (including reasonable attorneys’ fees and costs) incurred by such Party in connection with such suit, second, compensatory damages will be […***…], and the balance remaining, if any, from any such recovery shall be […***…].

10.7.3              Enforcement of Joint Patents in […***…].  As between Dimension and Bayer, the Parties agree as follows:

10.7.3.1                            […***…] shall have the first right, but not obligation, to prosecute any infringement of Joint Patents that is […***…], at […***…] expense.  In any action to enforce any of such Joint Patents, […***…], at the request and […***…], shall […***…].

10.7.3.2                            If […***…] elects not to pursue any such infringement of a Joint Patent, then […***…] shall have the second right, but not obligation, to prosecute such infringement of the Joint Patent, at […***…].  In any such action to enforce any of the Joint Patents, […***…], at the request […***…], shall […***…], including in the event that, […***…].

10.7.3.3                            Any recovery of damages by the Party undertaking enforcement or defense of a suit for infringement of a Joint Patent under this Section 10.7.3 shall be applied, as between Bayer and Bayer, first to reimburse each such Party for costs and expenses (including reasonable attorneys’ fees and costs) incurred by such Party in connection with such suit, second, compensatory damages will be […***…], and the balance remaining, if any, from any such recovery shall be […***…].

10.7.4              Sublicensed Patents.  Bayer acknowledges and agrees that, in accordance with the ReGenX Agreement:

10.7.4.1                            Bayer understands and acknowledges that pursuant to the ReGenX Agreement, […***…] has the first right, but not the obligation, to prosecute any infringement of Sublicensed Patents at […***…].  In any action to enforce any of the Sublicensed Patents, […***…], at the request and expense of […***…], shall […***…], including in the event that, […***…].

10.7.4.2                            If […***…] elects not to pursue any infringement of a Sublicensed Patent and such Sublicensed Patent is being infringed by […***…], then as between […***…] shall have the first right […***…], but not obligation, to prosecute such

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[…***…] with respect to such […***…], at […***…] expense.  In any such action to enforce any of the Sublicensed Patents, […***…], at the request […***…], shall […***…], including in the event that […***…].  In prosecuting any such […***…].

10.7.4.3                            Any recovery of damages by […***…] for any infringement other than a […***…] shall be retained […***…].  Any recovery of damages by the Party undertaking enforcement or defense of a suit for […***…] shall be applied, as between […***…], first to reimburse each such Party for costs and expenses (including reasonable attorneys’ fees and costs) incurred by such Party in connection with such suit, and the balance remaining, if any, from any such recovery shall be, […***…].

10.7.4.4                            Bayer acknowledges and agrees that […***…] obligations under the ReGenX Agreement to enforce any Sublicensed Patents […***…], and that […***…] retain the […***…] right to […***…], all as set forth in the ReGenX Agreement and the Existing Licenses.  Dimension will […***…] under the ReGenX Agreement if reasonably requested by Bayer.

10.8                        Defense of Infringement Claims.

10.8.1              In the event Bayer or Dimension becomes aware that Bayer’s or any of its Affiliates’ or any Sublicensees’ practice of any invention claimed in the Sublicensed Patents or Dimension Patents is the subject of a claim of infringement of any patent owned by a Third Party, that Party shall promptly notify the other, but Bayer shall have exclusive right to take action to defend or abate any such claim brought against Bayer or any of its Affiliates or Sublicensees, and shall do so at its own expense and subject to Section 10.8.2.

10.8.2              Without Dimension’s prior written permission, Bayer must not settle or compromise any such suit in a manner that imposes any material obligations or restrictions on ReGenX or any of its direct or indirect licensors under the Existing Licenses or grants any rights to the Sublicensed Patents or Dimension Patents other than rights that Bayer has the right to grant under this Agreement.

ARTICLE 11

WARRANTIES; INDEMNIFICATION

11.1                        Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party as follows:

11.1.1              Corporate Existence.  As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated.

11.1.2              Corporate Power, Authority and Binding Agreement.  As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its

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obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

11.2                        Additional Representations and Warranties of Dimension.  Dimension represents and warrants as of the Effective Date and, as applicable, covenants to Bayer as follows:

11.2.1              Title; Control; Encumbrances.  Dimension has not granted any Third Party any rights under any Licensed Patents in existence as of the Effective Date, and to Dimension’s knowledge, all Licensed Know-How in existence as of the Effective Date is free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or claims of any kind (subject to the rights retained by ReGenX in the ReGenX Agreement).  Dimension has the full and legal rights and authority to license to Bayer the Licensed Technology in the manner set forth in this Agreement;

11.2.2              Inventorship.  To Dimension’s knowledge, the inventorship of each Licensed Patent is properly identified on each such patent;

11.2.3              Good Standing.  To Dimension’s knowledge, all official fees, maintenance fees and annuities for the Licensed Patents have been paid and all administrative procedures with Governmental Authorities have been completed for the Licensed Patents such that the Licensed Patents are subsisting and in good standing;

11.2.4              Duty of Disclosure.  Dimension has complied with and, to Dimension’s knowledge ReGenX has complied with, the U.S.  PTO duty of disclosure respecting the prosecution of all of Dimension Patents and, in the case of ReGenX, the Sublicensed Patents;

11.2.5              Notice of Infringement/Misappropriate.  Dimension has not received any written notice from any Third Party asserting or alleging, nor does Dimension have any knowledge of any basis for any assertion or allegation, that any research, manufacture or development of GT Products by Dimension prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

11.2.6              No Conflicts.  Dimension has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to Bayer under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to Bayer under this Agreement, or that would otherwise materially conflict with or adversely affect Bayer’s rights under this Agreement;

11.2.7              Third Party Technology.  To Dimension’s knowledge, (i) the manufacture, development and Commercialization of Licensed GT Products, as contemplated by Dimension as of the Effective Date, will not infringe or misappropriate any intellectual property rights of a Third Party, and (ii) there are no pending Third Party patent applications that, if issued with the published or currently pending claims, would be infringed by the manufacture, development or Licensed GT Products or any components thereof, as contemplated by Dimension as of the Effective Date; provided, however, that Dimension makes no representation in this Section

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11.2.7 with respect to any formulation or delivery system that may be used for a Licensed Treatment;

11.2.8              Third Party Infringement.  To Dimension’s knowledge, no Third Party is infringing or has infringed any Licensed Patents or has misappropriated any Licensed Know-How;

11.2.9              No Proceeding.  There are no pending, or, to Dimension’s knowledge, no threatened, adverse actions, suits or proceedings (including interferences, reissues, re-examinations, cancellations or oppositions) against Dimension involving the Licensed Patents;

11.2.10                   ReGenX Agreement.

11.2.10.1                     Dimension represents and warrants to Bayer that it has provided to Bayer a true, correct and complete copy thereof, but for redaction of (a) the royalty rates, (b) any other payment amounts, (c) certain terms not essential in determining the extent of the grant of rights to Bayer hereunder or that Bayer, as a prudent pharmaceutical company, might reasonably consider relevant in determining whether to enter into this Agreement on the terms and conditions contained herein, as such agreement is in effect as of the Effective Date.

11.2.10.2                     Dimension represents and warrants to Bayer that, as of the Effective Date the ReGenX Agreement is in full force and effect, and that Dimension is not in breach of, nor do any circumstances exist upon which ReGenX might claim that Dimension is in breach of, the ReGenX Agreement; provided, however, despite Dimension’s material compliance with the ReGenX Agreement, certain provisions under this Agreement, including without limitation the timing provisions in Sections 6.5 and 9.5 and the definition in Section 9.7.3, are different from and not technically in compliance with the terms of the ReGenX Agreement, and accordingly, Bayer acknowledges and understands that any breach by Dimension, or termination by ReGenX, of the ReGenX Agreement resulting from such differences shall not constitute a breach of this Section 11.2.10.2 and of Section 11.2.10.3.  For the avoidance of doubt, Dimension is not relieved of its obligations under this Agreement because compliance with or fulfillment of such obligations may give rise to a breach of the ReGenX Agreement.

11.2.10.3                     Dimension further covenants and agrees that (a) it will take all steps necessary to maintain in full force and effect, the ReGenX Agreement for the term thereof (b) it will not assign (except to an Affiliate or an assignment to a Third Party to which this Agreement has been assigned as permitted under Section 13.2, amend, restate, terminate in whole or in part, or otherwise modify the ReGenX Agreement in any way that adversely affects Bayer’s rights under this Agreement without the prior written consent of Bayer; (c) it will provide Bayer with prompt notice of any claim of a breach under the ReGenX Agreement or notice of termination of the ReGenX Agreement made by either Dimension or ReGenX (or any party acting on behalf of such counterparty); (d) it will promptly send to Bayer copies of all other material correspondence to or from the counterparty to such ReGenX Agreement; and (e) it will enforce its rights under the ReGenX to the extent necessary to maintain Bayer’s rights hereunder.

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11.3                        Mutual Covenants.

11.3.1              No Debarment.  In the course of the development of Licensed GT Products and Licensed Treatments, neither Party shall use any employee or consultant who has been debarred by any regulatory authority or, to such Party’s knowledge, is the subject of debarment proceedings by a regulatory authority.  Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants who are involved with the development of Licensed GT Products and Licensed Treatments hereunder has been debarred or is the subject of debarment proceedings by any regulatory authority.

11.3.2              Compliance.  Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the development and Commercialization of GT Products, Licensed GT Products and Licensed Treatments and performance of its obligations under this Agreement, including, to the extent applicable to such Party and its activities hereunder, the statutes, regulations and written directives of the FDA, the EMA and any regulatory authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C.  1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C.  § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.

11.4                        Disclaimer of Warranties, Damages.  EXCEPT AS SET FORTH IN SECTIONS 11.1 AND 11.2, THE LICENSED TECHNOLOGY, LICENSED GT PRODUCTS, LICENSED TREATMENTS, AND ALL RIGHTS LICENSED BY EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS, AND NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT THERETO.  BY WAY OF EXAMPLE BUT NOT OF LIMITATION, EXCEPT AS SET FORTH IN SECTIONS 11.1 AND 11.2, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES, (i) OF COMMERCIAL UTILITY, ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF ANY RIGHTS LICENSED BY EITHER PARTY TO THE OTHER, AND PROFITABILITY; OR (ii) THAT THE USE OF ANY RIGHTS GRANTED BY EITHER PARTY TO THE OTHER, INCLUDING ANY PRODUCTS RESULTING THEREFROM, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES.  EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY OR ANY OF SUCH PARTY’S DIRECT OR INDIRECT LICENSORS SHALL BE LIABLE TO THE OTHER PARTY, ITS SUCCESSORS OR ASSIGNS, OR ANY SUBLICENSEES OF EITHER PARTY, OR ANY THIRD PARTY WITH RESPECT TO:  (a) ANY CLAIM ARISING FROM USE OF ANY OR ALL RIGHTS LICENSED UNDER THIS AGREEMENT OR FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE, OR SALE OF PRODUCTS ARISING THEREFROM; OR (b) ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ANY ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS

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HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 11.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 11.5 OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 8.

11.5                        Indemnification.

11.5.1              By Bayer.  Bayer shall defend, indemnify, and hold harmless Dimension, its Affiliates, ReGenX and the licensors under the Existing Licenses, and their respective shareholders, members, partners, officers, trustees, faculty, students, contractors, agents, and employees (individually, a “Dimension Indemnified Party” and, collectively, the “Dimension Indemnified Parties”) from and against any and all Third Party liability, loss, damage, action, claim, fee, cost, or expense (including attorneys’ fees) (individually, a “Third Party Liability” and, collectively, the “Third Party Liabilities”) suffered or incurred by the Dimension Indemnified Parties from claims of such Third Parties that result from or arise out of:  (i) the research, development, testing, use, manufacture, promotion, sale, or other disposition of any Licensed Technology or Licensed GT Products by Bayer, its Affiliates, any Sublicensees, their respective assignees, or vendors acting on behalf of any of the foregoing; (ii) any breach by Bayer (or its Affiliates or any Sublicensees) of its representations, warranties, or obligations of this Agreement; and (iii) Bayer’s gross negligence or intentional misconduct or that of Bayer’s Affiliates or Sublicensees; provided, however, that Bayer shall not be liable for claims based on any breach by Dimension of its representations, warranties, or obligations of this Agreement or the gross negligence or intentional misconduct of any of the Dimension Indemnified Parties.  Without limiting the foregoing, but subject to the proviso contained in the preceding sentence, Bayer must defend, indemnify, and hold harmless the Dimension Indemnified Parties from and against any Third Party Liabilities resulting from:

(a)                                 any product liability or other claim of any kind related to the use by a Third Party of a Licensed GT Product that was manufactured, sold, or otherwise disposed of by Bayer, its Affiliates, any Sublicensees, their respective assignees, or vendors;

(b)                                 any claim by a Third Party that the practice of the Licensed Technology, or the design, composition, manufacture, use, sale, or other disposition of any Licensed Treatment infringes or violates any patent, copyright, trade secret, trademark, or other intellectual property right of such Third Party; and

(c)                                  clinical trials or studies conducted by or on behalf of Bayer, its Affiliates, any Sublicensees, their respective assignees, or vendors relating to the Licensed Treatment or Licensed GT Products, including any claim by or on behalf of […***…] of any such clinical trial or study.

For the avoidance of doubt, the indemnities granted by Bayer shall not apply in respect of any activities conducted following the exercise by Dimension of its rights under Section

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11.5.2              By Dimension.  Dimension shall defend, indemnify, and hold harmless Bayer, its Affiliates and Sublicensees and their respective shareholders, members, partners, officers, trustees, contractors, agents, and employees (individually, a “Bayer Indemnified Party” and, collectively, the “Bayer Indemnified Parties”) from and against any and all Third Party Liabilities suffered or incurred by the Bayer Indemnified Parties from claims of such Third Parties that result from or arise out of:  (i) the research, development, testing, use, manufacture, promotion, sale, or other disposition of any GT Product, Compound/Vector or any product outside the Field or within the scope of the Retained Rights by Dimension, ReGenX or its Affiliates and their respective licensees or sublicensees, assignees, or vendors acting on behalf of any of the foregoing; (ii) any breach by Dimension (or its Affiliates) of its representations, warranties, or obligations of this Agreement; and (iii) Dimension’s gross negligence or intentional misconduct or that of ReGenX or Dimension’s or ReGenX’s respective Affiliates, licensees and sublicensees; provided, however, that Dimension shall not be liable for claims based on any breach by Bayer of its representations, warranties, or obligations of this Agreement or the gross negligence or intentional misconduct of any of the Bayer Indemnified Parties.

11.5.3              Indemnification Procedure.  Each Party, as an indemnifying party (an “Indemnifying Party”), shall not be permitted to settle or compromise any claim or action giving rise to Third Party Liabilities in a manner (i) that imposes any restrictions or obligations on the indemnified party (an “Indemnified Party”) or, if Bayer is the Indemnifying Party, on ReGenX or its licensors under the Existing Licenses, without the other Party’s prior written consent, (ii) if Bayer is the Indemnifying Party, that grants any rights to the Licensed Technology or Licensed GT Products other than those Bayer has the right to grant under this Agreement without Dimension’s prior written consent, or (iii) if Dimension is the Indemnifying Party, that grants any rights that are inconsistent with those granted to Bayer under this Agreement without Bayer’s prior written consent.  The Indemnified Party shall notify the Indemnifying Party within […***…] of becoming aware of any claim or claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement, provided however that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices its rights hereunder.  The Indemnifying Party shall be permitted to control any litigation or potential litigation involving the defense of any claim subject to indemnification pursuant to this Section 11.5, including the selection of counsel.  The Indemnified Party shall keep the Indemnifying Party apprised of all material developments with respect to the claim and promptly provide the Indemnifying Party with copies of all correspondence and documents exchanged by the Indemnified Party and the opposing party(ies) to such litigation.  The Indemnified Party may not compromise or settle such litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.  The indemnification rights of a Indemnified Party contained in this Agreement are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise.  The Indemnifying Party will pay directly all Third Party Liabilities incurred for defense or negotiation of any claim hereunder or will reimburse the Indemnified Party for all documented Third Party Liabilities incident to the defense or negotiation of any such claim within […***…] after the Indemnifying Party’s receipt of invoices for such fees, expenses, and charges.

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11.6                        Insurance.  Within […***…] of the Effective Date, each Party will procure and maintain product liability insurance policies during the term of the Agreement for claims related to bodily injury or death caused by the Licensed GT Products.  In lieu of insurance coverage described in the preceding sentence, Bayer shall have the right to undertake a program of self-insurance to cover the obligations hereunder, with financial protection comparable to that arranged by it for its own protection with regard to other products in its portfolio.  Prior to […***…], and thereafter for a period required by applicable Law in order to continue to monitor the participants in the clinical trial, clinical trials coverage will be arranged in amounts that are reasonable and customary in the location where the clinical trial is being conducted.  Such insurance coverage will be arranged by Dimension if it is the sponsor of the applicable clinical trial and shall be arranged by Bayer if it is the sponsor of the applicable clinical trial.

ARTICLE 12

USE OF NAME

Except as permitted by this Agreement, Bayer, its Affiliates, any Sublicensees, and all of its and their employees and agents must not use ReGenX’s and, to the extent relating to the subject matter of this Agreement, the University of Pennsylvania’s and SmithKline Beecham Corporation’s, name, seal, logo, trademark, or service mark (or any adaptation thereof) or the name, seal, logo, trademark, or service mark (or any adaptation thereof) of any of such entities’ representative, school, organization, employee, or student in any way without the prior written consent of Dimension or such entity, as applicable; provided, however that Bayer may acknowledge the existence and general nature of this Agreement.  The foregoing limitations shall apply mutatis mutandis, to Dimension’s use of Bayer’s or its Affiliates or Sublicensees name, logo, seal, trademark or service marks.

ARTICLE 13

ADDITIONAL PROVISIONS

13.1                        Relationship.  Nothing in this Agreement shall be deemed to establish a relationship of principal and agent between Bayer and Dimension, nor any of their agents or employees for any purpose whatsoever, nor shall this Agreement be construed as creating any other form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party.

13.2                        Assignment.  Subject to Sections 13.2.1 through 13.2.6 below, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof.

13.2.1              Subject to Section 13.2.2 and 13.2.3, no Party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

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13.2.2              Notwithstanding Section 13.2.1 each Party, upon providing the other Party written notice, may without the consent of the other Party, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as the assigning Party is not relieved of any liability hereunder and so long as any such Affiliate remains such Party’s Affiliate; provided, however, that such Affiliate assignee(s) provide the other Party with written acknowledgement of and agreement to the assigning Party’s obligations under the Agreement that were assigned to it.

13.2.3              Notwithstanding Section 13.2.1 each Party (or its permitted successive assignees or transferees hereunder), upon providing the other Party prior written notice (at least […***…] prior to the effectiveness of such assignment), may without the consent of the other Party, assign or transfer this Agreement as a whole to an entity that succeeds to all or substantially all of the business or assets of such Party related to the subject matter of this Agreement, so long as the assigning Party is not relieved of any liability hereunder and such assignment is a Qualified Assignment.

13.2.4              For the purposes of this Agreement, a “Qualified Assignment” means any transaction that:

(a)                                 is made in compliance with Law, including securities, tax and corporation laws;

(b)                                 includes the assignee’s written acknowledgement (to the assigning Party) of and agreement to assume all of the assigning Party’s obligations under the Agreement;

(c)                                  is made to an assignee that is, and will be after giving effect to the relevant assignment, Solvent;

(d)                                 is made to an assignee that is not subject at the time of such assignment to any order, decree or petition providing for (i) the winding-up or liquidation of such person, (ii) the appointment of a receiver over the whole or part of the assets of such person or (iii) the bankruptcy or administration of such person;

(e)                                  is not a voidable fraudulent conveyance;

(f)                                   is made to an assignee that is at the time of such assignment not debarred under 21 U.S.C.  §30 or under investigation or threatened to be debarred under 21 U.S.C.  §30; and

(g)                                  will not cause a material increase in taxes, costs or expenses to the non-assigning Party (unless the assigning Party or the assignee has agreed to compensate the non-assigning Party for the same).

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13.2.5              Notwithstanding Sections 13.2.1 through 13.2.4 above, (i) each Party may at any time assign its rights, interests and obligations provided for hereunder to any person by merger or in the course of a Change of Control; or (ii) with the prior written consent of the other Party.

13.2.6              For purposes of this Section 13.2, “Solvent” means, with respect to any entity as on any date of determination, that as of such date, (i) the value of the assets of such entity is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such entity, (ii) such entity is able to pay all liabilities of such entity as such liabilities mature and (iii) such entity does not have unreasonably small capital (taking into account such entity’s obligations hereunder).  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represent the amount that can reasonably be expected to become an actual or matured liability.  In computing the value of the assets of an entity, the value shall be determined in the context of current facts and circumstances affecting such entity.

13.3                        Waiver.  A waiver by either Party of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of that provision or a waiver of any breach of any other provision of this Agreement.

13.4                        Notices.  Notices, payments, statements, reports, and other communications under this Agreement shall be in writing and shall be deemed to have been received as of the date received if sent by public courier (e.g., Federal Express), by Express Mail, receipt requested, or by facsimile (with a copy of such facsimile also sent by one of the other methods of delivery) and addressed as follows:

If for Dimension:	with a copy (which shall not constitute notice) to:

Dimension Therapeutics, Inc.	Cooley LLP
1 Main Street, 13th Floor	3175 Hanover Street
Cambridge, MA 02142	Palo Alto, CA 94304
USA	USA
Attn: President and CEO	Attn: Barbara A. Kosacz, Esq.
Facsimile: […***…]	Facsimile: […***…]

If for Bayer:	with a copy to:

Bayer HealthCare LLC	Bayer HealthCare LLC
455 Mission Bay Boulevard South	800 DwightWay
San Francisco, CA 94158	Berkeley 94710
Attn: Alliance Manager	Attn: Law & Patents
Facsimile: […***…]

Either Party may change its official address upon written notice to the other Party.

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13.5                        Applicable Law.  This Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to conflict of law provisions that may require the application of the laws of another jurisdiction.  Subject to Section 13.6, the Parties hereby submit to the exclusive jurisdiction of and venue in the federal courts located in the State of New York with respect to any and all disputes concerning the subject of this Agreement.

13.6                        Dispute Resolution.  In the event of any controversy or claim arising out of or relating to this Agreement, the Parties shall first attempt to resolve such controversy or claim through good faith negotiations between senior executives of each Party with authority to resolve the dispute for a period of not less than […***…] following notification of such controversy or claim to the other Party.  If such controversy or claim cannot be resolved by means of such negotiations during such period, then such controversy or claim shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA (including the ICDR Rules relating to discovery) in effect on the date of commencement of the arbitration, subject to the provisions of this Section 13.6.  The arbitration shall be conducted as follows:

13.6.1              The arbitration shall be conducted by three arbitrators, each of whom by training, education, or experience has knowledge of the research, development, and commercialization of biological therapeutic products in the United States.  The arbitration shall be conducted in English and held in New York, New York.

13.6.2              In its demand for arbitration, the Party initiating the arbitration shall provide a statement setting forth the nature of the dispute, the names and addresses of all other parties, an estimate of the amount involved (if any), the remedy sought, otherwise specifying the issue to be resolved, and appointing one neutral arbitrator.  In an answering statement to be filed by the responding Party within […***…] after confirmation of the notice of filing of the demand is sent by the AAA, the responding Party shall appoint one neutral arbitrator.  Within […***…] from the date on which the responding Party appoints its neutral arbitrator, the first two arbitrators shall appoint a chairperson.

13.6.3              If a Party fails to make the appointment of an arbitrator as provided in Section 13.6.2, the AAA shall make the appointment.  If the appointed arbitrators fail to appoint a chairperson within the time specified in Section 13.6.2 and there is no agreed extension of time, the AAA shall appoint the chairperson.

13.6.4              The arbitrators will render their award in writing and, unless all Parties agree otherwise, will include an explanation in reasonable detail of the reasons for their award.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, including in the courts described in Section 13.5.  The arbitrators will have the authority to grant injunctive relief and other specific performance; provided that the arbitrators will have no authority to award damages in contravention of this Agreement, and each Party irrevocably waives any claim to such damages in contravention of this Agreement.  The arbitrators will, in rendering their decision, apply the substantive law of the State of New York, without giving effect to conflict of law provisions that may require the application of the laws of

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another jurisdiction.  The decision and award rendered by the arbitrators will be final and non-appealable (except for an alleged act of corruption or fraud on the part of the arbitrator).

13.6.5              The Parties shall use their reasonable efforts to conduct all dispute resolution procedures under this Agreement as expeditiously, efficiently, and cost-effectively as possible.

13.6.6              All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration will be borne equally by the Parties unless the Parties agree otherwise or unless the arbitrators in the award assess such expenses against one of the Parties or allocate such expenses other than equally between the Parties.  Each of the Parties will bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by applicable Law.

13.6.7              Compliance with this Section 13.6 is a condition precedent to seeking relief in any court or tribunal in respect of a dispute, but nothing in this Section 13.6 will prevent a Party from seeking equitable or other interlocutory relief in the courts of appropriate jurisdiction, pending the arbitrators’ determination of the merits of the controversy, if applicable to protect the confidential information, property, or other rights of that Party or to otherwise prevent irreparable harm that may be caused by the other Party’s actual or threatened breach of this Agreement.

13.7                        No Discrimination.  Both Parties and their respective Affiliates, and any Sublicensees, agents, contractors and licensees, in their respective activities under this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual, or affectional preference, age, religion, national, or ethnic origin, handicap, or because he or she is a disabled veteran or a veteran (including a veteran of the Vietnam Era).

13.8                        Compliance with Law.  Both Parties (and their respective Affiliates and any Sublicensees, agents, contractors and licensees) must comply with all prevailing laws, rules, and regulations that apply to its activities or obligations under this Agreement.  Without limiting the foregoing, it is understood that this Agreement may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, articles, and information, including the Arms Export Control Act as amended in the Export Administration Act of 1979 and that Bayer’s obligations are contingent upon compliance with applicable United States export laws and regulations.  The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Bayer that Bayer shall not export data or commodities to certain foreign countries without prior approval of such agency.  Dimension neither represents that a license is not required nor that, if required, it will issue.

13.9                        Entire Agreement.  This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral.  All “Confidential Information” disclosed by Dimension to […***…] will be deemed “Confidential Information” under this Agreement (unless and until it

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falls within one of the exclusions set forth in Section 1.11).  This Agreement may not be varied except by a written document signed by duly authorized representatives of both Parties.

13.10                 Marking.  Bayer, its Affiliates, and any Sublicensees shall mark any Licensed GT Product (or their containers or labels) made, sold, or otherwise distributed by it or them with any notice of patent rights necessary or desirable under applicable Law to enable the Sublicensed Patents and Dimension Patents to be enforced to their full extent in any country where Licensed GT Products are made, used, sold, offered for sale, or imported.

13.11                 Severability and Reformation.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the Parties’ original intent; provided that, if the Parties cannot agree upon such valid or enforceable provision, the remaining provisions of this Agreement will remain in full force and effect, unless the invalid or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid or unenforceable provisions.

13.12                 Further Assurances.  Each Party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.13                 Interpretation; Construction.  The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.  In this Agreement, unless the context requires otherwise, (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine, and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) “or” is disjunctive but not necessarily exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) all references to “dollars” or “$” herein shall mean U.S.  Dollars; (h) unless otherwise provided, all reference to Sections and exhibits in this Agreement are to Sections and exhibits of and in this Agreement; and (i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

13.14                 Cumulative Rights and Remedies.  The rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity.  Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert any right or remedy constitute a waiver of that right or remedy.

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13.15                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Collaboration and License Agreement to be executed by their duly authorized representatives.

DIMENSION THERAPEUTICS, INC		BAYER HEATHCARE, LLC

By:	/s/ Thomas R. Beck	By:	/s/ Habib Dable
Name:	Thomas R. Beck	Name:	Habib Dable
Title:	President and CEO	Title:	EVP, Global Head, Specialty Medicine

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Exhibit A
Sublicensed Patents & Dimension Patents

Sublicensed Patents:

App #	Title	Inventors	Nos.	Penn Docket #
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Dimension Patents:  […***…]

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Exhibit B
Licensed Treatment Sales

The following are examples (not intended to be exhaustive) of the calculation of Licensed Treatment Sales.  In principle the Parties have agreed upon two payment mechanisms for the commercialization of Licensed Treatments; these are:

1.                                      Annuity Payment Scheme (the figures mentioned below are hypothetical and do not reflect actual or anticipated prices):

•                  […***…]

•                  […***…]

•                  […***…]

•                  […***…]

•                  […***…]

Table 1:  […***…] (which rolls up into the definition of Net Sales) for purposes of determining royalty payments to Dimension in relation to the amount of […***…] figures picked at random (and represent an example only):

Retail price of […***…] (as a % of Licensed Treatment Monitoring Sales for such patient)	% of […***…] Licensed Treatment Monitoring Sales to be included in Licensed Treatment Sales/Net Sales for royalty purposes
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

2.                                      One-time (lump sum) Payment Scheme:

•                  […***…]

•                  […***…]

•                  […***…]

•                  […***…]

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Exhibit C
Sublicensed Technology Retained Rights

Bayer acknowledges and understands that ReGenX and its direct and indirect licensors under the Existing Licenses retain certain rights under the Sublicensed Technology, whether inside or outside the Field, as further set forth below:

1.                                      Retained Rights.  ReGenX’s direct and indirect licensors retain the following rights with respect to the Sublicensed Technology:

(a)                                 A non-exclusive, sublicensable right under the Sublicensed Technology to make, have made, use, sell, offer to sell, and import products that deliver RNA interference and antisense drugs using an adeno-associated vector; and

(b)                                 A non-exclusive right for ReGenX’s direct and indirect licensors (which right is sublicensable by such licensors) to use the Sublicensed Technology for non-commercial research purposes and to use the Sublicensed Technology for such licensors’ discovery research efforts with non-profit organizations and collaborators.

2.                                      Domain Antibodies.  The rights and licenses granted in Section 5.1 shall not include any right (and Dimension’s direct and indirect licensors retain the exclusive (even as to Dimension and Bayer), fully sublicensable right) under the Sublicensed Technology to make, have made, use, sell, offer to sell, and import Domain Antibodies (as defined in the ReGenX Agreement) that are expressed by an adeno-associated vector.

3.                                      Hemophilia B.

a.                                      The rights and licenses granted in Section 5.1 shall not include any right (and ReGenX’s direct and indirect licensors retain the exclusive (even as to Dimension and Bayer), fully sublicensable right) under the Sublicensed Technology that covers the rAAV serotype 8, to make, have made, use, sell, offer for sale, and import products for the treatment of all forms of hemophilia B (notwithstanding Bayer’s rights under Section 5.10).

b.                                      ReGenX’s direct and indirect licensors retain the following rights (even as to Dimension) with respect to the Sublicensed Technology:  a non-exclusive, sublicensable right to make, have made, use, sell, offer for sale, and import all of the various serotypes of any adeno-associated vector that is the subject of at least one claim in the Sublicensed Patents solely for non-commercial research in the area of hemophilia B (notwithstanding Bayer’s rights under Section 5.12).

4.                                      Hemophilia A.  ReGenX’s direct and indirect licensors retain the following rights with respect to the Sublicensed Technology:  to the extent Sublicensed Technology pertains to recombinant adeno-associated virus serotype 8, an exclusive, sublicensable right to make, have made, use, sell, offer for sale, and import products for the treatment of hemophilia A.

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5.                                      Service Businesses.  The rights and licenses granted in Section 5.1 shall not include any right (and ReGenX’s direct and indirect licensors retain the exclusive (even as to Dimension and Bayer), fully sublicensable right) under the Sublicensed Technology:

(a)                                 to conduct commercial reagent and services businesses, which includes the right to make, have made, use, sell, offer to sell, and import research reagents, including any viral vector construct; provided that, for clarity, such rights retained by ReGenX’s direct and indirect licensors shall not include the right to conduct clinical trials in humans in the Field; or

(b)                                 to use the Sublicensed Technology to provide services to any Third Parties; provided that, for clarity, Bayer’s license under Section 5.1 does include the right to administer Licensed GT Products to patients.

6.                                      Research Rights.  ReGenX’s direct and indirect licensors retain the fully sublicensable right under the Sublicensed Technology to grant non-exclusive research and development licenses to their Affiliates and Third Parties; provided that such development rights granted by ReGenX’s direct and indirect licensors shall not include the right to conduct clinical trials in humans in the Field or any rights to sell products in the Field.

7.                                      Non-Commercial Entities.  The University of Pennsylvania may use and permit other non-profit organizations or other non-commercial entities to use the Sublicensed Technology solely for educational, research, and other non-commercial purposes.

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Exhibit D-1
Research Plan

[see attached]

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Hem A tasts & timeline

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…] […***…] […***…]	[…***…] […***…] […***…] […***…]	[…***…] […***…] […***…] […***…]	[…***…] […***…] […***…] […***…]	[…***…] […***…] […***…] […***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

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[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

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[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

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Exhibit D-2
Operating Plan

[to be finalized and attached within […***…] after the Effective Date]

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Exhibit D-3
Research Budget

[see attached]

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Overall Hem A Project Budget

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Budget Estimates with greatest uncertainty include:

•                  […***…]

•                  […***…]

•                  […***…]

Not Included at this time:

•                  […***…]

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2014 — 2015 Budget

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

2014 — 2015 Activities included are the following:

•                  […***…]

•                  […***…]

•                  […***…]

•                  […***…]

•                  […***…]

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Exhibit E
Demonstration of Clinical POC

The Clinical Proof of Concept will be considered having been achieved when all of the following criteria are met:

•                  Efficacy and Safety

•                  […***…]

•                  […***…]

•                  […***…]

•                  Pre-existing antibodies against […***…]

•                  […***…]

•                  […***…]

•                  Feasibility of highest dose level tested

•                  […***…]

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Exhibit F

Press Releases

[see attached]

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Press release Not intended for US or UK media	Bayer HealthCare AG Communications 51368 Leverkusen Germany Phone: +49 214 30-1 www.bayerhealthcare.com

Bayer HealthCare Press release Not intended for US or UK media Bayer HealthCare and Dimension Therapeutics to Develop Novel Gene Therapy for Hemophilia A

Leverkusen, June 23, 2014 - Bayer HealthCare (Bayer) and Dimension Therapeutics, a company focused on developing novel adeno-associated virus (AAV) gene therapy treatments for rare diseases, have entered into a collaboration for the development and commercialization of a novel gene therapy for the treatment of hemophilia A.

“Bayer is a worldwide leader in the treatment of hemophilia and we are highly committed to advancing innovative treatment options for patients with hemophilia A,” said Prof.  Dr.  Andreas Busch, Member of the Bayer HealthCare Executive Committee and Head of Global Drug Discovery.  “We are excited to partner with Dimension to jointly harness the power of gene therapy to drive the development of new long-term options in treating this disease.”

“Currently available replacement therapies for hemophilia A are often administered intravenously multiple times a week and may be required for life, depending on the severity of a patient’s disease,” said Thomas R.  Beck, M.D., chief executive officer of Dimension Therapeutics.  “Gene therapy offers the potential to transform the treatment of hemophilia by inserting a correct version of the faulty gene responsible for the disease.  We are proud to partner with Bayer, a leader in the treatment of hemophilia A, to develop a therapy with the potential to significantly change the treatment landscape and improve quality of life for patients.”

Under the terms of the agreement, Dimension will receive an upfront payment of $20 million and will be eligible for development and commercialization milestone payments of up to $232 million.  Dimension will be responsible for all pre-clinical development activities and the Phase I/IIa clinical trial, with funding from Bayer.  Depending on the results of the Phase I/IIa clinical trial, Bayer will conduct the confirmatory Phase III trial, make all regulatory submissions, and will have worldwide rights to commercialize the potential future product for the treatment of hemophilia A.  Dimension is eligible to receive tiered royalties based on product sales.

Dimension’s AAV vector technology allows for systemic intravenous administration of the clotting factor gene in vivo, which has been shown in preclinical studies to target the liver

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resulting in long lasting expression of FVIII protein at therapeutic levels.  Dimension’s vectors are enabled by REGENX Biosciences’ proprietary NAV® technology.

About Hemophilia A

Hemophilia A, also known as factor VIII deficiency or classic hemophilia, is a largely inherited bleeding disorder in which one of the proteins needed to form blood clots in the body is missing or reduced.  Hemophilia A, the most common type of hemophilia, is caused by a deficient or defective blood coagulation protein, known as factor VIII.  Hemophilia A is characterized by prolonged or spontaneous bleeding, especially into the muscles, joints, or internal organs.

About Hematology at Bayer

Bayer is committed to delivering science for a better life by advancing a portfolio of innovative treatments.  Bayer Hematology includes an approved treatment for hemophilia A and compounds in development for hemophilia A, sickle cell anemia, and other blood and bleeding disorders.  Together, these compounds reflect the company’s commitment to research and development in these disease states.

About Dimension Therapeutics

Dimension Therapeutics is a gene therapy company focused on developing novel therapies to treat rare diseases.  Formed in 2013, the Dimension team comprises biotech industry veterans and renowned thought leaders in gene therapy and rare diseases.  The company is focused on building its adeno-associated virus (AAV) therapeutic discovery platform and advancing multiple gene therapy programs in rare diseases, and is advancing a wholly-owned hemophilia B program towards clinical development.  Dimension’s partnerships with REGENX Biosciences and the University of Pennsylvania provide Dimension with exclusive gene therapy intellectual property and preferred access to multiple best-in-class AAV vector systems.  Dimension has been funded by Fidelity Biosciences and OrbiMed Advisors.  For more information, please visit www.dimensiontx.com.

About Bayer HealthCare

The Bayer Group is a global enterprise with core competencies in the fields of health care, agriculture and high-tech materials.  Bayer HealthCare, a subgroup of Bayer AG with annual sales of EUR 18.9 billion (2013), is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany.  The company combines the global activities of the Animal Health, Consumer Care, Medical Care and Pharmaceuticals divisions.  Bayer Healthcare’s aim is to discover, develop, manufacture and market products that will improve human and animal health worldwide.  Bayer HealthCare has a global workforce of 56,000 employees (Dec.  31, 2013) and is represented in more than 100 countries.  More information is available at http://www.healthcare.bayer.com.

Our online press service is just a click away:  press.healthcare.bayer.com

Contact:

Diana Scholz, Tel.  +49 30 468 193183

E-Mail:  diana.scholz@bayer.com

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Folgen Sie uns auf Facebook:  http://www.facebook.com./healthcare.bayer

ds                                    (2014-0267E)

Forward-Looking Statements

This release may contain forward-looking statements based on current assumptions and forecasts made by Bayer Group or subgroup management.  Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here.  These factors include those discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com.  The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

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